Exhibit 10.1





                               AGREEMENT OF LEASE



                               KAMPNER REALTY, LLC


                                   as Landlord


                                     - and -


                            FIVE STAR PRODUCTS, INC.

                                    as Tenant









Premises:         1202 Metropolitan Avenue
                  Brooklyn, New York 11237




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                               AGREEMENT OF LEASE


         AGREEMENT OF LEASE (this "Lease"), dated as of April 5, 2007, between KAMPNER REALTY, LLC, a New York limited liability company having a place of business at 16 Mt. Ebo Road South, Brewster, New York, 10509, hereinafter referred to as "Landlord", and FIVE STAR PRODUCTS, INC., a Delaware corporation, having its office at 10 East 40th Street, Suite 3110, New York, New York 10016, hereinafter referred to as "Tenant".


                              PRELIMINARY STATEMENT

         WHEREAS, Landlord is the owner in fee simple of the land designated as Tax Block 2945 and Lot 18 in the State of New York, County of Kings, as more particularly described on Exhibit A attached hereto and made a part hereof (the "Land"), and the buildings and improvements thereon, containing approximately 40,000 square feet and known as 1202 Metropolitan Avenue, Brooklyn, New York 11237, (the "Building") (the Land and the Building together referred to herein as the "Premises");

         WHEREAS, Tenant desires to lease the Premises, including all fixtures, equipment and other personalty owned by Landlord and located in, on or about the Premises, in accordance with, and subject to, the provisions of this Lease;

         WHEREAS, Right-way Dealer Warehouse, Inc. ("Rightway") is the sole tenant of the Premises pursuant to a prior lease agreement between Landlord and Rightway; and

         WHEREAS, Tenant desires to purchase certain assets of Rightway and to conduct business in the Premises pursuant to that certain asset purchase agreement between Tenant and Rightway, dated as of March 13, 2007 (the "Asset Purchase Agreement");

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, Landlord and Tenant hereby agree as follows:

                                   DEFINITIONS

         For all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meanings herein specified:

         "Additional Rent" shall mean all sums payable by Tenant to Landlord pursuant to the various Articles herein in which said term is used and any other charges, other than Base Rent, as the same shall become due and payable hereunder.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

         "Affiliated Parties" and "Affiliated Party" shall have the meaning given to such terms in Section 10.1(i)(a).


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         "Alterations" shall have the meaning given to such term in Section 9.1.

         "Base Rent" shall mean the fixed rental payable pursuant to Section
1.3.

         "Building Systems" shall mean the Building's elevators, if any; mechanical and interior and exterior electrical systems (including, without limitation, heating, ventilation and cooling systems); plumbing systems; fire protection, life safety and sprinkler systems; and all utility lines associated therewith.

         "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed, without duplication, by either the State of New York, or the Federal Government as holidays.

         "Capital Repairs" shall mean: (i) all maintenance, repair, and replacement of all or any portion of the Structural Elements and (ii) all repair and replacements to any portion of the Premises, to the extent the same may be capitalized in accordance with generally accepted accounting principles, including, but not limited to, replacements to the Building Systems and/or the repaving and/or replacement of the parking areas.

         "Commencement Date" shall mean the date on which the closing of the transactions contemplated by the Asset Purchase Agreement shall have occurred ("Closing" or "Closing Date"), but subject to (i) Landlord's delivery to Tenant of possession of, and keys to, the Premises on the Closing Date in its "AS IS" condition, broom clean given the nature of the ongoing "Cash and Carry" business being conducted therein (but with all furniture, equipment and other personalty of Rightway and of the Landlord remaining therein and thereon) free of any tenancies, including without limitation, the tenancy of Rightway, or other rights to use, possess, or occupy the Premises, but subject to the requirements of Section 2.2, and (ii) the prior approval of the United States Bankruptcy Court of the District of Massachusetts ("Court Approval") to the Asset Purchase Agreement and to this Lease if legally required.

         "Control" with respect to any partnership, corporation, limited liability company, trust, governmental body or other entity, shall mean either
(i) ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question or (ii) the legal right to control the actions of an entity (e.g., general partner of a limited partnership, a managing member of a limited liability company, or the contractual right to control the management and actions of an entity). An entity "Controlled" by one or more Persons means an entity over which such Person(s) have Control. The Persons "Controlling" an entity are the Persons in Control or having Control of such entity.

         "Default Interest Rate" shall mean two (2) percentage points over the per annum prime or base rate announced from time to time by Citibank, N.A. or its successor.

         "Environmental Law" means any and all federal, state and local laws, statutes, regulations, ordinances, rules or regulations, now or hereafter in effect, pertaining to hazardous substances at, on, under, or about the Premises.



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         "Excusable Delay" shall mean those situations beyond either party's reasonable control, including by way of example and not limitation, a delay caused by governmental action or lack thereof, shortages or unavailability of materials and/or supplies, labor disputes, strikes, fire or other casualty, acts of God; and of declared or undeclared war, public disorder, riot or civil commotion.

         "Execution Date" shall mean the date on which this Lease is fully executed and delivered by and to Landlord and Tenant.

         "Fair Market Value" shall mean the fair market value of the Premises as of the date of this Lease as determined by an independent appraiser mutually selected by Landlord and Tenant, as if the Premises was vacant space and without taking into consideration the value or existence of this Lease. For purposes of
Article 33, "Fair Market Value" shall mean the Fair Market Value as increased annually at a rate of three percent (3%), which increase shall be effective as of each anniversary of the Commencement Date. The parties shall agree upon a mutually acceptable independent appraiser within ten (10) days after the execution and delivery of this Lease by and to the Landlord and Tenant. If Landlord and Tenant cannot so agree, then each party shall retain an independent appraiser to determine the Fair Market Value of the Premises in accordance herewith. If the difference between the Fair Market Value determined by each party's independent appraiser is less than or equal to ten percent (10%), then the average of the two determinations shall be the Fair Market Value, unless a mutually agreed upon value is reached. If the difference between the Fair Market Value determined by each party's appraiser is greater than ten percent (10%), then the parties' appraisers shall mutually select a third appraiser who shall determine the Fair Market Value of the Premises in accordance herewith, and such third appraisal shall be binding on Landlord and Tenant. The parties agree that all appraisal(s) upon which the Fair Market Value is based shall be completed by each party, and a true and complete copy thereof shall be delivered by and to each party, within thirty (30) days after the Execution Date. A copy of all appraisal reports obtained pursuant to this paragraph shall be annexed hereto in full as Exhibit B.

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental Authority" shall mean any governmental instrumentality, authority or body (including, without limitation, the township, county, state or federal governments, any agency, subdivision or department of any of the foregoing or any other quasi-governmental agency, or any fire insurance rating organization) that has lawful jurisdiction over the Premises or the use or operation thereof.

         "Hazardous Substances" shall mean any substance, chemical, waste or material that is regulated by any federal, state or local Governmental Authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, , asbestos, polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product or any pollutants, black mold or lead paint.

         "Improvements" shall mean all improvements, exclusive of the Building, on the Land.



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         "Landlord Parties" shall mean Landlord's agents, servants, employees, contractors, invitees and licensees (but expressly excluding Tenant and Tenant Visitors).

         "Landlord Personalty" shall mean all furniture, fixtures and equipment owned by Landlord which are now existing or contained in, on or about the Premises, including without limitation, those items specified on Schedule 1 hereto.

         "Laws" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary, of (i) all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. ss. 12101 (et seq.), New York City Local Law 58 of 1987, and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters,
(ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Premises or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same and (iii) all requirements of all insurance bodies affecting the Premises.

         "Lease" or "this Lease" consists of this Agreement of Lease and all exhibits and schedules attached hereto and made a part hereof.

         "Net Sales" shall mean the annual net sales of the Tenant as determined by the Tenant and based upon the Tenant's certified financial statements prepared by the Tenant's certified public accountant in accordance with GAAP.

         "Operating Expenses" shall mean without duplication, all costs and expenses of Landlord that are reasonable and directly attributable to the operation, servicing, maintenance and management of the Building during the term of the Lease and any renewal term determined in accordance with GAAP, but specifically excluding (i) any costs associated with the operation or business of Landlord or the Landlord's ownership of the Land and Building, including without limitation, any mortgage interest, mortgage taxes and financing costs, general overhead and administrative costs, and tax return preparation, (ii) costs of leasing or attempting to lease all or any portion of the Premises;
(iii) costs of judgments, settlements or arbitration awards against Landlord or the Building; (iv) costs to remedy violations of law arising from Landlord's negligence; (v) all soft and hard costs associated with the Landlord's construction or renovation of the Building where such construction or renovation is not Tenant's obligation hereunder, (vi) costs associated with the removal, replacement, enclosure or other treatment of asbestos, freon, lead paint, PCB's or other hazardous substances or toxic materials not brought onto the Premises by Tenant, (vii) amounts reimbursed Landlord from insurance, guaranties or warranties, (viii) insurance costs of Landlord, and (ix) costs incurred in connection with Landlord's title or other property interests.

         "Permitted Alterations" shall have the meaning given to such term in
Section 9.1.



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         "Person" shall mean any natural person, corporation, partnership
(general or limited), limited liability company, trust, association, joint venture, governmental body or agency or other entity.

         "Premises" shall mean the Building, the Land, and all other improvements existing on the Land as of the date of this Lease, collectively.

         "Structural Elements" shall mean all elements of the roof (including roof joists, structure, and membrane) of the Building, the exterior (including gutters, flashings, and downspouts) of the Building, and to all elements of the exterior windows, footings, foundation, floor slabs, permanent exterior walls, support columns, and joists of the Building.

         "Tax Appeal" shall have the meaning set forth in Section 5.4 hereof.

         "Tax" or "Taxes" shall mean all real estate taxes, governmental impositions and special assessments levied against the Premises, giving effect to any exemptions, abatements or reductions in Taxes for which the Premises is or may in the future be eligible. Notwithstanding the foregoing, (i) in the event that any real estate taxes and/or assessments against the Premises may be paid in two or more installments, Landlord shall pay the same over the longest period permitted, and Taxes shall include only those installments required to be paid during the Term and (ii) Taxes shall not include (x) any federal, state or local income, revenue or excise taxes imposed on Landlord or any inheritance, estate, succession, gift, capital stock, franchise, excise, realty transfer or excess profit taxes (unless, and only to the extent, imposed in lieu of Taxes),
(y) any Taxes that are attributable to any land or improvements on such land to the extent that such land is not included in the definition of the Land, as set forth above, and (z) any omitted or additional Taxes assessed during the Term but relating to a period prior to the Commencement Date or after the Termination Date. In addition, the amount of such tax deemed to be included in the term "Taxes" herein shall be determined as if the Building and the Land were the only assets of Landlord and as if the rent paid hereunder were the only income of Landlord. Landlord represents that no tax appeals with respect to the Premises are pending or shall be pending as of the Commencement Date and that there are no "PILOT" agreements that affect the Premises.

         "Tenant Personalty" shall have the meaning given to such term in
Section 1.2(b).

         "Tenant's Visitors" shall mean persons invited by Tenant into the Building as guests or doing lawful business with Tenant including, without limitation, Tenant's agents, servants, employees, contractors, invitees and licensees.

         "Term" shall mean the time period commencing on the Commencement Date and terminating on the Termination Date.

         "Termination Date" shall mean the day immediately preceding the fifth
(5th) anniversary of the Commencement Date or, if the Commencement Date occurs other than on the first day of a calendar month, the last day of the calendar month in which the fifth (5th) anniversary of the Commencement Date occurs. If the original term is extended pursuant to the provisions of this Lease, the Termination Date shall mean the last day of any such extended term.

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            ARTICLE 1 DEMISE OF PREMISES; TERM; RENT; ADDITIONAL RENT

         1.1. (a) Landlord, for and in consideration of the covenants hereinafter contained and made on the part of Tenant, hereby leases to Tenant for the Term, and Tenant hereby hires from Landlord for the Term, the Premises and all Landlord Personalty, subject to the terms and conditions of this Lease.

                  (b) Landlord shall deliver possession of, and the keys to, the Premises on the Closing Date. In the event Tenant receives Court Approval and the Closing has occurred, but Landlord fails to deliver possession of, and keys to, the Premises in the condition required by the terms of this Lease on the Closing Date, then Landlord shall be in default of this Lease. In such event, Tenant shall have the right to seek monetary damages and equitable relief, including but not limited to, specific performance, it being agreed between the parties that Landlord's default would cause Tenant immediate and irreparable damage and that monetary damages would not be an adequate remedy for such breach. Notwithstanding the foregoing sentence, in the event Landlord is in default of this Lease for its failure to deliver possession of, and the keys to, the Premises on the Closing Date, then Tenant's obligations under this Lease shall be extended one additional day beyond such the Closing Date for each day that Landlord's delivery of possession of, and the keys to, the Premises is delayed beyond the Closing Date through the date that Landlord delivers to Tenant possession of, and keys to, the Premises in the condition required hereby. In the event that all of the conditions to the Commencement Date specified in this Paragraph and in the definition of "Commencement Date" have not been satisfied within sixty (60) days after the full execution and delivery of this Lease by and to the parties, then Tenant shall have the right to terminate this Lease at any time thereafter (but prior to the satisfaction of the foregoing conditions), upon written notice to Landlord. In the event that the Closing does not occur on or before April 13, 2007, this lease may be terminated upon written notice by Tenant to Landlord, in which event neither party shall have any liabilities or obligations to the other.

         1.2. (a) Tenant shall have the right, at no additional charge, to use all of the parking areas serving the Building. Tenant shall have full access to the Building and the Premises at all times, and if access to a public road is via private roads or streets, Tenant shall have the continuous right to unimpeded use of such roads and streets for ingress and egress to the Building and the Premises.

         (b) Landlord hereby agrees not to remove, transfer, alter, affect or make any claim to or file any lien against any of the furniture, fixtures, equipment or other personal possessions, alterations or improvements, of or belonging to Rightway which are now existing at, on or about the Premises, including but limited to those items specified on Schedule 2 hereto ("Tenant Personalty"), it being understood between the parties that all such Tenant Personalty is being acquired by Tenant from Rightway for Tenant's use. Landlord makes no representations or warranties as to the physical condition or title to the Personalty; provided that Landlord hereby represents that it has not, removed, transferred, altered, affected or made any claim to or filed any lien against any Tenant Personalty and has not caused any other Person to remove, transfer, alter, affect or make any claim to Tenant Personalty prior to and including the Commencement Date.

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         1.3.

                  (i) Tenant hereby covenants and agrees to pay the following to Landlord, from and after the Commencement Date and during the Term, to the address set forth above or such other place as Landlord may from time to time designate, without any offset, counterclaim, abatement or deduction whatsoever except as expressly provided herein: (y) the Base Rent specified in Section 1.3(ii) in monthly installments on the first day of each month during the Term, in advance, without notice or demand, and (z) the Taxes as herein provided, and all other sums payable by Tenant hereunder constituting Additional Rent; provided that Tenant shall have the right to receive Tax statements directly from any taxing authorities and to pay such Taxes directly to such taxing authorities.

                  (ii) If the Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent and any Additional Rent payable hereunder shall be apportioned for the number of days remaining in that month from the Commencement Date through the last day of the calendar month in which the Commencement Date occurs. Tenant shall pay Base Rent as follows, subject to any adjustment as provided in Section 1.4, below: Commencing on the Commencement Date and continuing through and including the currently scheduled Termination Date, Tenant shall pay annual Base Rent in the amount of Three Hundred Twenty-five Thousand and 00/100 Dollars ($325,000.00) per annum payable in equal monthly installments of Twenty-seven Thousand Eighty-three and 33/100 Dollars ($27,083.33).


         1.4. Base Rent Adjustment. Notwithstanding the provisions of Section 1.3(ii), above, the Base Rent may be adjusted annually for fiscal years ending December 31, 2008, December 31, 2009, December 31, 2010, and December 31, 2011 in accordance with the terms of this Section 1.4.

                  (i) Definitions. For purposes of this Section 1.4, the following terms shall have the meanings ascribed to them below:

                           (a) "Fiscal Year" shall mean any fiscal year ending
December 31, 2008, December 31, 2009, December 31,
2010, or December 31, 2011.

                           (b) "Notional Account" shall mean the notional
account maintained by Tenant pursuant to the terms of this Section 1.4.

                           (c) "Sales Shortfall" shall mean the difference
between the Target and the Adjusted Net Sales.

                           (d) "Target" shall mean Eight Million ($8,000,000)
Dollars in Net Sales.




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                  (ii)     Determination of Base Rent Adjustment.

                    (a) Within ninety (90) days after the end of a Fiscal Year, Tenant shall determine the Tenant's Net Sales for such Fiscal Year, and if such Net Sales for such Fiscal Year equals or exceeds the Target then no adjustment shall be made to the Base Rent for such Fiscal Year. If the Net Sales for such Fiscal Year is below the Target, then the Net Sales for such Fiscal Year shall be increased to the extent of the positive balance in the Notional Account, and to the extent the Net Sales for such Fiscal Year as adjusted are less than the Target, an adjustment to the Base Rent shall be calculated. Such adjustment shall be calculated by dividing the Sales Shortfall by 1,000,000, and then multiplying the result by fifteen percent (15%) of the Base Rent. Notwithstanding the foregoing sentence, such adjustment shall not exceed an amount that would reduce the Base Rent below Two Hundred Thousand ($280,000) Dollars per annum.

                          (b) Tenant shall maintain a Notional Account for
purposes of this Section 1.4. At January 1, 2008, the Notional Account shall have a zero balance. After each Fiscal Year, Tenant shall credit the Notional Account with any amount of Net Sales for such Fiscal Year in excess of the Target, and reduce the Notional Account (x) to the extent Net Sales for such Fiscal Year are less than the Target and (y) by the amount the Notional Account is reduced to adjust Net Sales for any prior Fiscal Year but not below zero. Any positive balance in the Notional Account may be used to address the reduction of Base Rent in any prior Fiscal Year, and any reimbursement for reduced rent that becomes payable by Tenant to Landlord as a result of such adjustments shall be paid in accordance with Section 1.4(iii)(b), below.

                  (iii) Payment of Adjustments. Within ninety (90) days after the end of each Fiscal Year, Tenant shall render a statement to Landlord with Tenant's determination of its Net Sales for such Fiscal Year and Tenant's calculation of any adjustment to the Base Rent ("Tenant's Statement").

                           (a) To the extent that any Base Rent is to be reduced
pursuant to this Section 1.4, then the amount of such reduction shall be paid by Landlord to Tenant within thirty (30) days after the rendering of Tenant's Statement to Landlord; or if Landlord fails or refuses to pay such amount to Tenant, in whole or in part, within such thirty (30) day period, then Tenant may credit any such amount owed to Tenant against subsequent installments of Base Rent or Additional Rent payable by Tenant to Landlord hereunder.

                           (b) To the extent that Landlord is owed any Base
Rent, as adjusted pursuant to this Section 1.4, then
Tenant, at Tenant's option, shall either pay such amount to Landlord within thirty (30) days after rendering Tenant's Statement to Landlord reflecting such amount, or shall add such amount to the Base Rent for the following fiscal year and shall pay the same in twelve (12) equal monthly installments during such fiscal year.

         1.5 Landlord shall have all the rights and remedies for the collection of Additional Rent as are available to Landlord for the collection of the Base Rent.

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                         ARTICLE 2 CONDITION OF PREMISES

         2.1. Except as expressly provided herein (including, but not limited to, Landlord's representations and warranties set forth in this Lease), Tenant accepts the Premises on an "AS-IS" basis without representation or warranty by Landlord. Landlord shall deliver the Premises to Tenant in broom clean condition given the nature of the ongoing "Cash and Carry" business therein (but with all furniture, equipment and other personalty of Rightway and of Landlord remaining therein and thereon) free of any tenancies, including without limitation, the tenancy of Rightway, or any other rights to use, possess, or occupy the Premises, but subject to the requirements of Section 2.2.

         2.2. Landlord represents and warrants that, as of the Commencement Date, (i) the Building Systems (including, but not limited to, the sprinkler systems) are in good working order, (ii) all utilities, including but not limited to electricity, and hot and cold water, are available at the Premises,
(iii) the Premises is in compliance with all Laws; and (iv) there are no Hazardous Substances at, on, or under the Premises except as to any inventory and other equipment utilized by Rightway in the normal course of Rightway's "Cash and Carry" business, none of which is in violation of any Environmental Laws. In the event that any of the foregoing representations of Landlord are determined to be inaccurate, false or fraudulent, Landlord shall, within thirty
(30) days after receipt of written notice from Tenant, take all such actions as are necessary to make such representations true and accurate, including all actions necessary to bring the Premises into compliance with all current Laws, at Landlord's sole cost and expense, and, with respect to any Hazardous Substances, to remediate and remove all such Hazardous Substances from the Premises, at Landlord's sole cost and expense; and Landlord shall indemnify, defend, and hold Tenant harmless with respect to any claims, liabilities, damages, and expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred by Tenant as a result of or arising out of such inaccuracy or failure of landlord to cure or remedy the same. Landlord's obligation hereunder shall survive the expiration or sooner termination of this Lease.


                                  ARTICLE 3 USE


         3.1. The Premises shall be used by Tenant and by any permitted assignee or subtenant for warehousing, and/or for the wholesale and/or distribution of goods and any related uses, with offices appurtenant thereto(the foregoing, collectively, "Permitted Use"). Landlord represents to Tenant that the Premises are properly zoned to permit the Permitted Use and that a certificate of occupancy exists to permit such uses.


                         ARTICLE 4 COMPLIANCE WITH LAWS

         4.1. Except as expressly provided herein, Tenant, at its sole expense, shall comply with all rules, orders, laws, regulations and requirements of any Governmental Authority, Board of Fire Underwriters or any other similar body exercising functions similar to those of any of the foregoing which shall impose any violation, order or duty upon Tenant with respect to the Premises during the


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Term. Notwithstanding the foregoing, Tenant shall be entitled to contest the applicability of any Laws, at its sole cost and expense, and shall not be required to make any changes until the issue is finally determined.

         4.2 Tenant shall comply with, and Tenant's rights and obligations under this Lease and Tenant's use of the Premises shall be subject and subordinate to all easements, covenants, conditions, and restrictions of record now affecting the Premises; provided that Landlord covenants that there are not currently any such easements, covenants, conditions or restrictions affecting the Premises, except for mortgages of record. Tenant also shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises also shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions hereafter affecting the Premises so long as (i) such easements, covenants, conditions and restrictions were reasonably approved in writing by Tenant in advance, or were imposed by law and are in a form approved by Tenant, which approval shall not be unreasonably withheld or delayed and (ii) in any event, do not result in any increase in Tenant's obligations, or Base Rent or Additional Rent or in any decrease in Tenant's rights herein.


                                 ARTICLE 5 TAXES

         5.1. This is a net lease, it being the intention of the parties hereto that the Base Rent to be received by Landlord shall be absolutely net of all costs and expenses (except as otherwise expressly provided in this Lease).

         5.2. From and after the Commencement Date but subject to the conditions herein set forth, Tenant covenants and agrees to pay, as Additional Rent, all Taxes that are, during the Term, assessed, levied, or imposed upon the Premises; provided, however, that if, by law, any such imposition is payable, or may, at the option of the taxpayer, be paid, in installments (whether or not interest shall accrue on the unpaid balance of such imposition), Tenant may pay the same, together with any accrued interest on the unpaid balance of such imposition in installments as the same respectively become due. In addition, any Tax relating to a fiscal period of the taxing authority, a part of which period is included within the Term of this Lease and a part of which is included in a period of time after the expiration or sooner termination of this Lease shall be adjusted as between Landlord and Tenant as of the termination of the Term of this Lease. With respect to any imposition for public improvements or benefits which, by law is payable, or at the option of the taxpayer may be paid, in installments, Landlord shall pay the installments thereof which become due and payable subsequent to the termination of this Lease, and Tenant shall pay those installments, which become due and payable during the Term of this Lease.

         5.3. Upon written request from Landlord, Tenant shall furnish a copy of official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Landlord, evidencing the payment of the Taxes.

         5.4. Landlord acknowledges that Tenant shall have the exclusive right, but not the obligation, in Tenant's name, to (a) apply for and receive the benefit of any abatement, exemption or reduction of any Taxes, and (b) prosecute


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

a tax appeal for the Premises (a "Tax Appeal"). During the pendency of such Tax Appeal, Tenant shall pay the Taxes as required hereunder in the amount so billed. Tenant shall have any right to settle or compromise any Tax Appeal with the consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. If Tenant commences a Tax Appeal pursuant to this
Section 5.4, Tenant shall give Landlord prior written notice of its intention to file such Tax Appeal and shall pursue such contest in good faith and with due diligence. With respect to any Tax Appeal or any application by Tenant for any Tax abatement, exemption or reduction, Landlord shall, at Tenant's expense, cooperate in the filing of any forms related thereto and/or in the institution and prosecution of any such proceedings initiated by Tenant and shall provide such information concerning the Premises as Tenant shall reasonably request for use in connection with any such proceeding. Upon receipt of written request from Landlord, Tenant shall provide Landlord with copies of all filings relating to any Tax Appeal that Tenant shall commence and prosecute and shall keep Landlord timely informed of the status of such Tax Appeal, and of any Tax exemption, abatement or other reduction sought by Tenant.


                         ARTICLE 6 INTENTIONALLY OMITTED


                       ARTICLE 7 LANDLORD'S RIGHT OF ENTRY

         7.1. Landlord and Landlord's agents and representatives shall have the right, when accompanied by a representative of Tenant, to enter the Premises at all reasonable hours and upon reasonable notice, as more particularly hereinafter described, for the following purposes: (i) performing maintenance, repairs, or alterations to the Premises but only in the event of default by Tenant under the terms of this Lease; (ii) showing the Premises to prospective new tenants during the last twelve (12) months of the Term; (iii) showing the Premises during the Term to any mortgagees or prospective purchasers of the Premises; or (iv) curing any default by Tenant in performing its obligations under this Lease beyond any applicable notice and grace period. All non-emergent work within the Premises shall be performed in accordance with a schedule and plan approved by Tenant, which approval shall not be unreasonably withheld, delayed or conditioned, but in no event shall Landlord be prohibited or unreasonably restricted from performing such work on a timely and commercially reasonable basis.

         7.2. Landlord may enter upon the Premises at any time in case of emergency upon prior verbal notice if possible and with the accompaniment by a representative of Tenant to the extent Tenant makes such representative immediately available. Landlord shall advise Tenant of the date, time and nature of all such entries promptly following cessation of the emergency.

         7.3. In connection with any entry by Landlord pursuant to this Article 7, Landlord shall use all reasonable efforts to minimize the disruption of Tenant's use of the Premises and all work performed by or on behalf of Landlord in or on the Premises pursuant to this Article 7 shall be performed with as little inconvenience to Tenant's business as is reasonably possible. Tenant shall have the right, in its sole discretion, to designate a representative to accompany Landlord, or any third parties, while they are on the Premises.

                        ARTICLE 8 MAINTENANCE BY TENANT;
                     OPERATING EXPENSES AND CAPITAL REPAIRS

         8.1. Maintenance; Operating Expenses. During the Term hereof and any renewal term, Tenant shall, at Tenant's sole cost and expense, maintain the Premises in at least as good condition and repair as the same were delivered to Tenant as of the Commencement Date, reasonable wear and tear permitted. The foregoing shall include routine maintenance and repairs of the Building Systems and maintenance of the parking areas, including sweeping and snow plowing. In connection with the foregoing, Tenant shall also bear the cost of all Operating Expenses.

         8.2. Capital Repairs & Expenses. During the Term hereof, and any renewal term, Tenant shall perform, at Tenant's sole cost and expense, all Capital Repairs that Tenant deems necessary in Tenant's sole but reasonable judgment. All such Capital Repairs shall be performed by or on behalf of Tenant in a good and workmanlike manner and in compliance with all Laws. Tenant shall provide Landlord with at least ten (10) days' written notice of all projects involving Capital Repairs, together with a copy of any drawings and designs. Landlord shall promptly cooperate with Tenant in the submission of any applications for permits, approvals or certificates where Landlord's signature or other information is required by such Governmental Authority. All permits, approvals and certificates required by all Governmental Authorities in connection therewith shall be timely obtained by Tenant at Tenant's expense and submitted to Landlord.

         8.3 Utilities. Commencing on the Commencement Date, Tenant shall directly contract for, and shall pay directly to the appropriate supplier, the cost of all utilities and related services supplied to the Premises (including, without limitation, water, sewer, gas and electricity).


                              ARTICLE 9 ALTERATIONS

         9.1. Tenant shall be permitted to make any alterations, improvements, additions or physical changes in or about the Premises ("Alterations") that do not materially and adversely affect either the Structural Elements of the Building or any Building System ("Permitted Alteration"). Except for Permitted Alterations, Tenant agrees not to make or allow to be made any Alterations without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed (and, in any event, shall not be conditioned on the payment to Landlord of any fees or charges due to Landlord's review). Notwithstanding the foregoing, in the event Landlord fails to notify Tenant within ten (10) Business Days of Landlord's receipt of Tenant's notice of its proposed Alterations (together with all documentation required to be submitted to Landlord hereunder) of Landlord's consent or denial of consent to the proposed Alterations, Landlord shall be deemed to have consented to such proposed Alterations. Tenant shall be required to provide Landlord notice of any Permitted Alterations (other than Permitted Alterations that are decorative or cosmetic in nature or do not require the issuance of a building permit) accompanied by plans and specifications for such Alteration prior to Tenant commencing such Alterations. Any and all Alterations to the Premises that remain at the Premises upon the expiration or sooner termination of this Lease shall become the property of Landlord upon the expiration or sooner termination of this Lease, except for trade fixtures, movable equipment, furniture, or personal property owned by Tenant (including, but not limited to, the Tenant Personalty), and prior to such termination Tenant shall have the right to remove any such Alterations at any time during the Term of this Lease subject to the provisions of this Article 9, provided that Tenant shall be responsible for repairing any damage to the Building resulting from the removal of such Alterations.

         9.2. All permits, approvals and certificates required by all Governmental Authorities shall be timely obtained by Tenant at Tenant's expense and submitted to Landlord (Landlord shall execute any application reasonably required by Tenant therefor provided that such execution shall be without expense to Landlord and further provided that Landlord's execution is required by such Governmental Authority). Notwithstanding Landlord's approval of plans and specifications for any Alteration, all Alterations shall be performed in full compliance with all applicable Laws.


                      ARTICLE 10 ASSIGNMENT AND SUBLETTING

         10.1.

                  (i) Provided Tenant is not then in default of this Lease beyond any applicable notice and grace period, Tenant shall have the right to assign this Lease or sublease all or a portion of the Premises to any Person, subject to the express provisions of this Article 10.

                           (a) Assignment to Affiliated Parties. Five Star
Products, Inc. and any Person who becomes a tenant or subtenant pursuant to the terms of this Section 10.1(b) shall be referred to herein collectively as the "Affiliated Parties" and individually as an "Affiliated Party". Neither a merger, consolidation, or corporate restructuring involving Five Star Products, Inc., National Patent Development Corporation or any of their respective Affiliates, nor the transfer of any current, or issuance of any new, shares of stock of any of them, shall be deemed to be an unauthorized assignment of this Lease. Five Star Products, Inc. and any of its Affiliates who becomes a tenant hereunder shall have the right to assign this Lease or sublease all or any part of the Premises to any of their respective Affiliates, consistent with the Permitted Uses specified herein.

                           (b) Sale or Transfer of Business. The Affiliated
Parties shall have the right to assign this Lease to any Person upon fifteen (15) days' prior notice to Landlord in each of the following circumstances:

                                    (1) Where an assignment of this Lease is in
conjunction with, and to the same Person as, the sale or transfer of the "Cash and Carry" business being operated by any of the Affiliated Parties at the Premises; and/or

                                    (2) Where an assignment of this Lease is in
conjunction with the sale or transfer, by any means, of a substantial portion of the business or portfolio holdings or of any shares of stock of any of the Affiliated Parties.


                           (c) Any assignment of this Lease or sublease of the

Premises pursuant to the terms of Subsections (a) and (b), above, shall be referred to herein as a "Permitted Assignment or Sublease".

                           (d) Notice. Tenant shall give Landlord fifteen (15)
days' prior written notice of any Permitted
Assignment or Sublease, including the effective date of the proposed assignment or sublease. Any assignment or sublease as permitted under this Article 10 shall be subject to the requirement that such assignee or sublessee shall use and occupy the Premises solely for the Permitted Uses and for no other purposes.

                           (e) Notwithstanding anything in this Lease to the
contrary, any assignment of the Lease carries with it the option to purchase the Premises pursuant to the terms of Article 33 hereof.

                  (ii) Successor Tenants. The parties acknowledge and agree that the rights given to the Affiliated Parties under the terms of Section 10.1(i) hereof are specific to the Affiliated Parties only. Accordingly, notwithstanding anything to the contrary in Section 10.1(i), any successor tenant of any of the Affiliated Parties that is not itself an Affiliated Party (a) shall not have the right to further assign this Lease except as permitted under the terms of
Section 10.1(iii), hereof, and (b) shall deposit with Landlord the sum of $81,250, which is equal to three month's Base Rent, as security for such successor tenant's performance of its obligations hereunder.

                  (iii) In the event that Tenant desires to assign this Lease to any Person not in connection with a Permitted Assignment, then such assignment shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. If Tenant requests Landlord's consent to the assignment of this Lease, Tenant shall submit in writing to Landlord the following material relating to the proposed assignee:

                           (a) the name and address,

                           (b) the terms and conditions of the proposed
assignment or subletting,

                           (c) the nature and character of the business to be
conducted in the Premises,

                           (d) an executed copy of the assignment or sublease,
and

                           (e) any banking, financial or other records of the
proposed assignee or subtenant reasonably requested by Landlord.

                  (iv) Landlord shall have the option, exercisable by written notice to Tenant within fifteen (15) days after receipt of Tenant's written request pursuant to Subsection (iii), above, to terminate Tenant's Lease on the effective date of the proposed assignment, and Landlord shall execute and deliver an instrument releasing and discharging the Tenant from all obligations and liabilities under this Lease accruing after the effective date of such proposed assignment. Thereafter, Tenant shall vacate and surrender possession of the entire Premises in accordance with the Lease on or before said effective date.

                  (v) If Landlord does not exercise its option to recapture the Premises as specified in Subsection (iii), above, then within such twenty (20) day period, Landlord shall not unreasonably withhold Landlord's consent to the proposed assignment, provided that Tenant consummates such assignment: (a) in a manner substantially consistent with the information Tenant gave Landlord under Subsection (iii) hereof; and (b) within ninety (90) days after Tenant requested Landlord's approval. By Landlord's failure to recapture the Premises or to respond in writing to Tenant's request within such twenty (20) day period as required hereunder, Landlord shall be deemed to have consented to Tenant's proposed assignment of the Lease.

                   (vi) If Tenant's interest in this Lease is assigned or if the Premises or any part thereof are sublet to, or occupied by, or used by, anyone other than Tenant, whether or not in violation of this Article 10, Landlord may, after default by Tenant, accept from any assignee, sublessee or anyone who validly claims a right to the interest of Tenant under this Lease, or who occupies any part(s) or the whole of the Premises, the payment of Base Rent and Additional Rent or any portion thereof and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Article 10, nor a recognition by Landlord that any such assignee, sublessee, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this Lease; provided, however, that the net amount of Base Rent and Additional Rent collected from any such assignee, sublessee, claimant or occupant shall be applied by Landlord to the Base Rent and Additional Rent to be paid hereunder. In addition, Landlord agrees that Landlord's waiver of claims and Landlord's insurance company's waiver of subrogation as contained in this Lease for the benefit of Tenant shall also inure to the benefit of such subtenant.

         10.2. Tenant shall not assign this Lease or sublet all or any portion of the Premises to any governmental or quasi-governmental entity or to a party with diplomatic immunity or otherwise not amenable to service of process in New York. Prior to advising the leasing market of its desire to sublease any portion of the Premises or assign this Lease, Tenant shall notify Landlord of such desire.

         10.3. Tenant shall cause to be executed by its assignee an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease. Any sublease executed by Tenant shall expressly provide that it is subject to all of the terms and conditions of this Lease, that the subtenant shall not violate any of such terms or conditions and at the option of Landlord, in the event of the termination of this Lease, the subtenant will attorn to Landlord. An executed counterpart of each sublease or assignment and assumption of performance by the assignee shall be delivered to Landlord within five (5) days prior to the commencement of occupancy set forth in such assignment or sublease.

         10.4. In no event shall any assignment or subletting release or relieve Tenant from its obligations fully to observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed and the fact that Landlord may consent to any assignment or subletting shall not be construed as constituting such a release of Tenant. Tenant and each assignee shall be and remain fully liable for the observance of all of the covenants and provisions of this Lease, including, but not limited to, the payment of Base Rent, Additional Rent, and other charges due hereunder through the entire Term of this Lease, as the same may be renewed, extended, or modified. However,

Tenant's continued liability subsequent to an assignment of this Lease shall not be increased by any amendment or modification to this Lease entered into by such assignee and Landlord after the date of such assignment to the extent that any such amendment or modification of this Lease increases the liability of Tenant and/or increases the monetary obligations of Tenant hereunder, unless such increase in liability or monetary obligations is pursuant to any rights, option or other terms of this Lease as set forth as of the date immediately prior to the date of such assignment, provided that no modification, amendment of the Lease or any increase or reduction in the liabilities under the Lease shall release or discharge the liability of Tenant under this Lease.


                              ARTICLE 11 SURRENDER

         11.1 Upon the Termination Date, or prior expiration of the Term of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as existed on the Commencement Date, except for normal wear and tear and damage by fire or other casualty, free and clear of tenants and occupants and subject to the provisions of Article 9.


                             ARTICLE 12 HOLDING OVER

         12.1 If Tenant holds over possession of the Premises beyond the Termination Date or prior expiration of the Term, then Tenant shall be deemed to be a tenant from month to month under all of the same terms and conditions of this Lease, except as to the Base Rent and the duration of the Term. Tenant agrees that the charge for use and occupancy of the Premises so long as Tenant holds over shall be a liquidated sum equal to 150% (pro rated on a daily basis) of the Base Rent and 100% of the Additional Rent required to be paid by Tenant during the calendar year preceding the Termination Date or earlier expiration of the Term for the period extending beyond the Termination Date or prior expiration of the Term; provided that Tenant's Base Rent shall remain 100% of the Base Rent in the event that and for so long as Tenant and Landlord are in good faith negotiations for the renewal or extension of this Lease. Either party may terminate such tenancy by giving to the other at least thirty (30) days prior written notice of its intent to terminate. Notwithstanding anything to the contrary contained herein, Tenant shall have no liability for any consequential damages or other damages resulting from any holdover (such as damages arising in connection with any reletting by Landlord which cannot proceed by reason of the holding over by Tenant) suffered either by Landlord or by any party claiming through Landlord in connection with this Lease. The provisions of this Article shall survive the Termination Date or earlier expiration of the Term.


                        ARTICLE 13 INTENTIONALLY OMITTED

                           ARTICLE 14 QUIET ENJOYMENT

         14.1. Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject to the terms of this Lease. The foregoing covenant is and shall be, in addition to and not in derogation of Tenant's implied right to quiet enjoyment.


                               ARTICLE 15 DEFAULT

         15.1 If during the Term any one or more of the following acts or occurrences shall occur, it shall constitute an Event of Default hereunder:

                  (i) Tenant shall fail to pay any Base Rent, Additional Rent or other sum of money due hereunder when such sum is due and such failure shall continue for a period of ten (10) Business Days after Tenant's receipt of written notice from Landlord of Tenant's failure to pay same when due; or

                  (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of money, and such failure shall continue for a period of thirty (30) days after written notice of such default is given to Tenant, provided however, that if such default is capable of being cured within a reasonable period, but cannot be cured within such thirty (30) day period, then Tenant shall have such period of time longer than thirty (30) days as is reasonably required to cure such default with all due diligence.


               ARTICLE 16 LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

         16.1. If any Event of Default occurs, Landlord may, notwithstanding the fact that Landlord may have other remedies hereunder or at law or in equity, by written notice to Tenant, designate a date, not less than ten (10) days after the giving of such notice, on which this Lease shall terminate; and thereupon, unless the Event of Default is fully and unconditionally cured by Tenant prior to such date, the Term of this Lease and the estate hereby granted shall expire and terminate on such date with the same force and effect as if the date specified in such notice were the Termination Date and all rights of Tenant hereunder shall expire and terminate but Tenant shall remain liable as provided in this Lease, and Landlord shall have the right to remove all persons, goods, fixtures and chattels from the Premises, by reasonable force or otherwise but all in accordance with applicable Laws, without liability or damages to Tenant.

         16.2. If this Lease is terminated as provided in Section 16.1, or as permitted by law, Tenant shall peaceably quit and surrender the Premises to Landlord, and except as set forth in Section 10.7 of this Lease, Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceeding, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant shall be entitled to possession or to remain in possession of the Premises, and Landlord at its option shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from Tenant as and for damages either:

                  (i) the excess, if any, of (1) all Base Rent and Additional Rent (conclusively presuming the Additional Rent to be the same as was payable for the calendar year immediately preceding such termination) reserved hereunder for the unexpired portion of the Term over (2) the aggregate fair rental value of the Premises at the time of termination for such unexpired portion of the Term in each case, discounted at the Prime Rate to the then present worth; or

                  (ii) amounts equal to the Base Rent and Additional Rent which would have been payable by Tenant from time to time had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable on the dates that such payments would have otherwise been payable following such termination and until the Termination Date; provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rent received by Landlord from such reletting, such net rents to be determined by first deducting an amortized basis (over the term of the new lease) from the gross rents as and when received by Landlord from such reletting, the actual and necessary expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, attorney's fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space or otherwise, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting. Suit or suits for the recovery of such damages, or any installments of such damages, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of
Section 16.1, or under any provision of law, or had Landlord not re-entered the Premises.

         16.3. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder on the part of Tenant. Nothing contained herein shall limit or prejudice the right of Landlord, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as damages by reason of such termination or by reason of disaffirmance of this Lease by Tenant, an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is equal to or less than any of the sums referred to in Section 16.2.

         16.4 If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained beyond any applicable notice and grace period, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and upon advance verbal notice if possible in the case of emergency or in case such default will result in (i) a violation of any law, rule or regulation of any Governmental Authority or any insurance policy maintained by Landlord, or (ii) the imposition of any lien, charge or encumbrance against all or any portion of the Premises, and (b) in any other case if such default continues for a period of fifteen (15) days after the date of the giving by Landlord to Tenant of a notice of Landlord's intention to perform the same, Subject to Section 37.16, all reasonable costs and expenses incurred by Landlord (plus interest thereon at the Default Interest Rate, until repaid by Tenant) in connection with any such performance by it for the account of Tenant and also all costs and expenses, including reasonable counsel fees and disbursements incurred by Landlord in any action or proceeding brought by Landlord to enforce any obligation of Tenant and/or right of Landlord under this Lease or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord, as Additional Rent, within thirty (30) days following written demand therefor.

         16.5. No right or remedy conferred upon or reserved to Landlord or to Tenant shall be exclusive of any other right or remedy, and any right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. A receipt by Landlord of any installment of Base Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and shall not be deemed to have been waived unless expressed in writing and signed by Landlord. Landlord shall be entitled to accept less than the full amount due on account of Base Rent and Additional Rent without thereby waiving the right to collect the balance due. Landlord and Tenant shall each be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease or to a decree compelling performance or any covenant, agreement, condition or provision of this Lease.

         16.6. Landlord agrees that it shall use commercially reasonable efforts to mitigate its damages.


                     ARTICLE 17 SUBORDINATION AND ESTOPPELS

         17.1. Landlord represents that, as of the date hereof, Landlord holds fee simple title to the Premises and that there are no mortgages or ground leases encumbering the same, except as specified on Schedule 3 hereto.

         17.2     Subordination, Non-Disturbance And Attornment Agreement

                  (i) SNDA; Landlord's Default Under Mortgage. Within sixty (60) days after the full execution and delivery of this Lease by and to each of the parties, Landlord shall obtain and deliver to Tenant an executed subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant ("SNDA") from each mortgagee and ground lessor identified on Schedule 3, hereto. Notwithstanding anything herein to the contrary, this Lease and all rights of Tenant hereunder shall be subject and subordinate at all times to those mortgages and ground leases that now encumber the Premises and are identified on Schedule 3 hereto subject to, and only in the event of, Tenant's prior receipt of an SNDA executed by each such mortgagee. In the event that Landlord shall fail to perform any of its obligations under any mortgage, ground lease or other instrument now or in the future encumbering the Premises and such failure shall continue beyond any cure period provided for in such instrument, then Tenant shall have the right (but not the obligation) to perform or endeavor to perform Landlord's obligation, at Tenant's expense; and, within thirty (30) days after receipt of a written demand from Tenant, Landlord shall reimburse Tenant for all costs and expenses incurred by Tenant in doing so, or, if Landlord shall fail or refuse to reimburse Tenant therefor, then Tenant shall be entitled to offset all such costs and expenses against the Rent or Additional Rent.

                  (ii) Notwithstanding the foregoing paragraph and anything herein to the contrary, but subject to Section 17.5, below, Landlord shall not, without the prior written consent of the Tenant, which consent shall not be unreasonably withheld in each instance, (a) voluntarily mortgage, encumber, transfer, option or permit any liens to encumber, or renew, modify, consolidate, replace or extend any current mortgages encumbering, the Premises or Landlord Personalty (the foregoing collectively referred to herein as "Encumbrances"), other than Tenant's option to purchase the Premises and Landlord Personalty as provided in Article 33 herein; or (b) otherwise act so as to adversely affect the state of title to, or marketability of title to, the Premise or Landlord Personalty. In the event Tenant consents to any future mortgages or to any renewal, modification, consolidation, replacement or extension of any current mortgages, Landlord shall obtain from all such mortgagee(s) of Landlord, a subordination, non-disturbance and attornment agreement in such form as may be reasonably acceptable to Tenant, which shall specifically provide, among other things that, in the event of the foreclosure of any such mortgage arising out of any default thereunder, (x) possession and the rights of Tenant under this Lease shall not be disturbed so long as Tenant shall not be in default beyond any applicable notice and grace period pursuant to the terms and conditions of this Lease, and (c) such mortgagee agrees to be bound by all of the terms and conditions of this Lease, including Tenant's option to purchase the Premises pursuant to the terms and conditions of Article 33 hereof.

                  (iii) Tenant further agrees, subject to the terms of the SNDA entered into between Tenant and the mortgagee, to attorn to the holder of any such mortgage following the foreclosure of such mortgage. Notwithstanding any provision of this Section 17.2 to the contrary, upon notice by Tenant to a mortgagee, this Lease shall become superior, in whole or in part, to the lien of any mortgage held on the property by said Mortgagee.

         17.3. Tenant shall at any time and from time to time within ten (10) days of receipt of written request therefor, execute, acknowledge and deliver to Landlord an estoppel certificate, in such form as is reasonably satisfactory to Landlord, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which Base Rent and Additional Rent have been paid in advance, if any, (iii) whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, (iv) whether or not to the actual knowledge of the signer, Landlord is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Tenant may have knowledge, (v) whether Tenant has received notice that it is in default in performance of any of its obligations under this Lease, and if so, specifying each such default, and (vi) as to any other matters reasonably requested by Landlord, it being intended that any such certificate delivered pursuant to this Section 17.2 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage under Landlord's interest in the Premises or any other party which Landlord wishes to receive said estoppel certificate.

         17.4. Landlord shall at any time and from time to time within ten (10) days of receipt of written request therefor, execute, acknowledge and deliver to Tenant an estoppel certificate, in such form as is reasonably satisfactory to Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which Base Rent and Additional Rent have been paid in advance, if any, (iii) whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, (iv) whether or not to the actual knowledge of the signer, Tenant is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Landlord may have knowledge, (v) whether Landlord has received notice that it is in default in performance of any of its obligations under this Lease, and if so, specifying each such default, and (vi) as to any other matters reasonably requested by Tenant, it being intended that any such certificate delivered pursuant to this Section 17.3 may be relied upon by a prospective assignee or subtenant of Tenant's interest or any other party which Tenant wishes to receive said estoppel certificate.

         17.5 Notwithstanding anything in this Article 17 to the contrary, upon the following terms and conditions, Landlord shall have a one-time right (but not the obligation) to obtain a loan in an aggregate principal sum not to exceed Five Hundred Twenty-Five Thousand ($525,000) Dollars (the "Loan") and to secure such Loan with a mortgage on the Premises in the same amount.

                  (i) The Loan shall be issued by Bank of America or another reputable commercial lender of like size and assets, and shall not restrict Seller's right to prepay the Loan in full during the first five (5) years of the Loan;

                  (ii) Landlord shall close the Loan within six (6) months after the execution and delivery of this Lease by and to Landlord and Tenant, and shall pay all expenses and costs associated with the closing of such Loan;

                  (iii) Landlord shall not have and/or shall not exercise without Tenant's prior written consent, which shall not be unreasonably withheld, any option under the Loan to receive additional funds at any subsequent time whether or not such additional funds are secured by the same mortgage; and

                  (iv) The lender shall execute an SNDA containing the terms required by Section 17.2, above.


                   ARTICLE 18 DAMAGE BY FIRE OR OTHER CASUALTY

         18.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In the event of any fire or other casualty to the Premises, Landlord shall, within ninety (90) days of such fire or other casualty, provide Tenant with a written notice (the "Landlord's Notice") specifying the period for the repair or reconstruction of the Premises, as determined by an independent, reputable licensed architect or engineer selected by Landlord and approved by Tenant. If the Building is so damaged that its restoration requires the expenditure of more than sixty percent (60%) of the replacement cost of the Building (exclusive of the cost of footings and foundations) immediately prior to such damage, Landlord may, at its option, terminate this Lease by so notifying Tenant as part of Landlord's Notice. If Landlord's Notice indicates that such reconstruction of the Premises shall exceed one hundred twenty (120) days and Landlord has not elected to terminate this Lease as part of Landlord's Notice, Tenant shall have the right, to be exercised within fifteen (15) days after receipt of Landlord's Notice, to elect, by notice to Landlord, to cancel this Lease (hereinafter called "Tenant's Cancellation Notice"). In the event that Tenant has not delivered either Tenant's Cancellation Notice within the applicable time frame, or Landlord indicates in Landlord's Notice that the Premises can be restored within one hundred eighty (180) days, Landlord shall commence and proceed with reasonable diligence to restore the Premises damaged or destroyed to substantially the same condition which existed prior to such fire or other casualty, including, but not limited to, the restoration of those areas of the Premises necessary to provide Tenant with access to the Building; however, Tenant reserves the right, using the applicable insurance proceeds, to restore the Alterations. If Landlord indicates in Landlord's Notice that the Premises can be restored within one hundred twenty (120) and the Premises are not restored within said one hundred twenty (120) day period (not subject to extension for any reason, including Excusable Delays), or if Landlord in Landlord's Notice indicates that it will take a period longer than one hundred twenty (120) days (not subject to extension for any reason, including Excusable Delays) to restore the Premises to the condition required herein, then this Lease and the Term hereof may, at the election of Tenant, be terminated by notice in writing from Tenant to Landlord, provided Tenant serves such notice on Landlord within fifteen (15) days after expiration of the one hundred twenty
(120) day period or such longer period, if applicable, which notice shall be effective thirty (30) days after the giving of such notice if the Premises have not been restored by that date. Notwithstanding the foregoing, Landlord shall have the right to terminate this Lease at the time of Landlord's Notice, if the casualty occurs during the last two (2) years of the Term and the period for restoration of the Premises as so determined exceeds one hundred twenty (120) days and Tenant does not exercise its next available renewal option (if any) within thirty (30) days after Landlord's Notice. If the Lease is terminated by either Landlord or Tenant as above permitted, Landlord and Tenant thereafter shall have no further obligation or claim, one to the other, except with respect to those items that survive the termination of this Lease. The Base Rent and Additional Rent for the portion of the Premises that are unfit for the conduct of Tenant's business shall abate from the date of such casualty until the date that such portion of the Premises is restored (including such period not to exceed three (3) months beyond the completion of Landlord's restoration obligations set forth herein, as is reasonably necessary for Tenant, using diligent efforts, to substantially complete the restoration of any Alterations which Tenant elects to restore hereunder for the Premises to be tenantable for the Permitted Use). Landlord's restoration obligations shall exclude any personalty, equipment and trade fixtures of Tenant or any Alterations that are not insured against under Section 26.1(b) of this Lease. In addition, Landlord's obligation to restore the Premises within the time frames set forth in this Article shall mean that (i) Landlord's restoration of the damaged portion of the Premises as described above has been substantially completed, except for details of construction, decoration and mechanical adjustments which are minor in character, the non-completion of which will not unreasonably interfere with Tenant's use and enjoyment of the Premises; (ii) all of the Building Systems, including, but not limited to, sanitary, electrical, heating, air conditioning, mechanical and other systems and the elevators, are completed and in good order and operating condition except for mechanical adjustments which are minor in character; and (iii) (a) Landlord shall have obtained a certificate of approval or temporary or permanent certificate of occupancy for the Premises or (b) all requirements to obtain a certificate of approval or temporary or permanent certificate of occupancy for the Premises, other than the completion of those items that are required to be restored by Tenant therein, shall have been satisfied. Landlord shall use reasonable efforts to complete any of the aforesaid details of construction, decoration and mechanical adjustments which are minor in character within thirty (30) days thereafter, or such additional period as may be reasonable required for the completion thereof using diligent efforts.

         18.2. Notwithstanding any of the foregoing provisions to the contrary, Landlord's obligation to repair the damage and restore and rebuild the Premises pursuant to this Article to substantially the same condition in which same existed immediately prior to the casualty shall be conditioned on such restoration being then lawfully permitted and Landlord being granted all necessary approvals from the Governmental Authorities. In the event that any applicable Laws do not permit, or the inability of Landlord to receive all necessary approvals despite its due diligence prevent, the restoration to be to substantially the same condition, then Landlord and Tenant shall use commercially reasonable efforts to arrive at a mutually agreeable restoration plan.


                     ARTICLE 19 MUTUAL WAIVER OF SUBROGATION

         19.1. Tenant shall secure, to the extent available, an appropriate clause, or an endorsement upon any policy of insurance in force, covering the Premises or any personal property, fixtures and equipment located therein or thereon, including, without limitation, property and business interruption policies in force, pursuant to which the insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party for loss or damage to its property. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party. In the event Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall promptly notify the Landlord.

         19.2. Subject to the foregoing provisions of this Article 19, and insofar as may be permitted by the terms of the insurance policies carried by it, and notwithstanding any provision of this Lease to the contrary, each party hereby releases the other and its partners, agents and employees (and in the case of Tenant, all other persons and entities occupying or using the Premises in accordance with the terms of this Lease) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term to the extent that such loss, damage or destruction is covered by such insurance policies.


                             ARTICLE 20 CONDEMNATION

         20.1. If the whole or substantially the whole of the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, then this Lease shall terminate as of the date when physical possession of the Premises is taken by the condemning authority. If ten percent (10%) or more of the rentable area of the Building or fifteen percent (15%) or more of Tenant's parking spaces (unless alternative parking spaces in comparable locations can be provided) is thus taken, Tenant may terminate this Lease by giving written notice thereof to Landlord in which event this Lease shall terminate as of the date when physical possession of such portion of the Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rent payable hereunder shall be equitably adjusted by multiplying the annual Base Rent then in effect by a fraction, the numerator of which is the number of square feet of rentable area of the Premises after the taking and the denominator of which is the number of square feet of rentable area in the Premises prior to such taking, and Landlord shall, to the extent Landlord reasonably deems feasible, restore the Premises to substantially their former condition, but such work shall not exceed the scope of the work in originally constructing the Building, and in no event shall Landlord be required to expend more than the amount of any award received by Landlord to the cost of the restoration of the Premises under this Article 20. All amounts awarded upon a taking of any part or all of the Premises shall belong to Landlord or the holder of any mortgage affecting the Premises, and Tenant shall not be entitled to and expressly waives all claim to any such compensation including, without limitation, any claim for the value of the unexpired portion of this Lease.

         20.2. Tenant may make an independent claim in such proceedings for its personalty, trade fixtures and moving expenses; provided, however, that any such claim shall in no way affect any portion of any award which the Landlord or the holder of any mortgage affecting the Premises shall be entitled to receive.

         20.3. If the temporary (i.e., a period not to exceed eighteen (18) months) use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose during the Term, this

Lease and the Term shall be and remain unaffected by such condemnation or taking (including Tenant's obligations for the payment of Base Rent and Additional
Rent) and Tenant shall continue to be responsible for all of its obligations hereunder (except to the extent prevented from so doing by reason of such condemnation or taking). In such event, however, Tenant shall be entitled to appear, claim, prove and receive the entire award, unless the period of temporary use or occupancy extends beyond the Termination Date and Tenant has no further renewal options or the time to exercise such options shall have expired, in which event Landlord shall be entitled to appear, claim, prove and receive that portion of the award attributable to the restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the Termination Date. If Tenant does not exercise its next renewal option, Tenant shall refund to Landlord a portion of the award based on the ratio of the period covered by the award for which this Lease was not in effect to the entire period covered by the award. At the termination of such temporary use or occupancy prior to the Termination Date, Tenant, at its own expense, shall restore the Premises as nearly as possible to their condition prior to the condemnation or taking.


                        ARTICLE 21 INTENTIONALLY OMITTED


                               ARTICLE 22 NOTICES

                  22.1. Any notice, consent, request or other communication (collectively "Notices") given pursuant to this Lease must, unless otherwise provided herein, be in writing addressed to the party to be notified, and may, unless otherwise in this Lease expressly provided, be given or be served (a) by certified or registered mail, with return receipt requested, deposited in the United States mail, or (b) by overnight express mail or by reliable overnight courier with confirmation of delivery or rejection or (c) by delivery of the same in person (as evidenced by a signed receipt), in each instance addressed to the party to be notified, which addresses shall be as follows:


To Landlord:               Kampner Realty, LLC
                           16 Mt. Ebo Road South
                           Brewster, New York, 10509
                           Attn: Ronald Kampner

                           With a copy to:

                           Christopher E. Chang, Esq.
                           140 Broadway, 46th Floor
                           New York, New York 10005
                           (212) 208-1470; (212) 208-1468 (fax)

To Tenant:                 Five Star Products, Inc.
                           10 East 40th Street, Suite 3110
                           New York, New York 10016
                           Attn:  John Belknap


                           With a copy to:

                           Day Pitney LLP
                           7 Times Square
                           New York, New York 10036
                           Attn:  Frank Lawatsch, Esq.

All notices shall be effective upon receipt, and if such delivery is rejected, such rejection of delivery shall be considered receipt. Either party may at any time change its address for notices hereunder by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. Notice from a party's legal counsel may be sent on behalf of such party.


                              ARTICLE 23 NO WAIVER

         23.1. No waiver by Landlord or Tenant of any breach by the other of any of the terms, covenants, agreements or conditions of this Lease shall be effective unless such waiver is contained in a writing subscribed by the waiving party and no such waiver shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the other terms, covenants, agreements and conditions herein contained, except as otherwise expressly provided herein.

         23.2. The receipt by Landlord of the Base Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Base Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than a payment on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or payment as Base Rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent or Additional Rent or pursue any other remedy provided in this Lease.


                        ARTICLE 24 INTENTIONALLY OMITTED
                       ARTICLE 24 - INTENTIONALLY OMITTED

                     ARTICLE 25 INDEMNIFICATION; LIMITATIONS

         25.1. Subject to the waiver set forth in Article 19, Tenant hereby indemnifies and holds Landlord harmless from all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including reasonable attorneys' fees and other costs of litigation) suffered or incurred by Landlord as a result of (and to the extent caused by) the negligence or willful acts of Tenant or Tenant's Visitors.

         25.2. Subject to the waiver set forth in Article 19, Landlord hereby indemnifies and holds Tenant harmless from all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including reasonable attorneys' fees and other costs of litigation), suffered or incurred by Tenant or anyone claiming through Tenant as a result of (and to the extent caused by) the negligence or willful acts of Landlord or Landlord's agents, servants or employees.

         25.3. The indemnification obligations of Landlord and Tenant pursuant to this Article 25 shall exclude consequential damages including, but not limited to, business loss or interruption suffered by the party asserting the claim.

         25.4. The indemnities and limitations set forth in this Article 25 shall survive the expiration or termination of this

Lease.


                              ARTICLE 26 INSURANCE

         26.1. Tenant, at its own expense, shall maintain with reputable and independent insurers permitted to do business in the State of New York and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best's Rating of "A-" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate, the following insurance:

                  (a) Commercial general liability against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises or as a result of ownership of facilities located on the Premises in amounts not less than $2,000,000.00 combined single limit for Bodily Injury including death, Personal Injury and Property Damage liability per occurrence/aggregate per location. The above per occurrence/aggregate per location limits may be satisfied with any combination of primary and umbrella or excess liability policies totaling the amount of required insurance.

                  (b) A special causes of loss, broad form "all risk" property insurance for full replacement value of the Building (exclusive of footings and foundations), all Improvements, all improvements existing as of the date of this Lease and all Alterations, in addition to Tenant's personal property, trade fixtures (but excluding any manufacturing equipment), and furniture. This policy shall expressly provide that any losses thereunder shall be adjusted with Landlord and Tenant. Any loss thereunder shall be made payable to Tenant, in trust for Landlord, (except that if in accordance with the requirements of the mortgagee of Landlord most senior in lien a depositary has been appointed to receive such funds, then to such depositary), and Tenant, as their respective interests may appear; and

                  (c) Upon no less than sixty (60) days' notice, such other insurance and in such amounts as may from time to time be reasonably required by any fee mortgagee holding a first mortgage on the Property against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated.

         26.2. The liability policy of insurance required to be maintained by Tenant pursuant to Section 26.1(a) shall name Landlord, Landlord's managing agent, and any mortgagee of Landlord (provided Tenant receives notice of all applicable names and addresses) as additional insureds. The casualty policy of insurance required to be procured by Tenant pursuant to Section 26.1(b) shall name as insureds Landlord, and if required, any fee mortgagee or other designee of Landlord, as their respective interests may appear provided, however, that rent insurance shall be carried solely in favor of Landlord. The foregoing insurance shall provide for the benefit of such holder or holders, that thirty
(30) days' prior written notice of suspension, cancellation, termination, modification, non renewal or lapse or material change of coverage shall be given to all insured parties and that such insurance shall be given to all insured parties.

         26.3. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of the insurers evidencing all the insurance that is required to be maintained hereunder by Tenant indicating that the requirements set forth herein have been complied with and, prior to the expiration of any then current insurance, certificates evidencing the renewal of such insurance.


                          ARTICLE 27 CONSTRUCTION LIENS

         27.1. If, because of any act or omission of Tenant, any construction or other lien, charge or order for the payment of money or otherwise shall be filed against the Premises (whether or not such lien, charge or order is valid or enforceable as such), Tenant, at Tenant's expense, shall cause it to be canceled or discharged of record by bonding or otherwise within thirty (30) days after notice to Tenant of such filing, and Tenant shall, in any event, indemnify and save Landlord harmless against and shall pay all costs, expense, losses, fines and penalties, including, without limitation, reasonable attorney's fees, related thereto or resulting therefrom but excluding consequential damages including, but not limited to, business loss or interruption.

                        ARTICLE 28 DEFINITION OF LANDLORD

         28.1. The term "Landlord" as used in this Lease means only the owner for the time being of the Premises. In the event of any transfer of title to the Premises, the transferring Landlord shall be and hereby is entirely freed and relieved of, and the transferee Landlord shall be and hereby is bound to assume and perform, all covenants and obligations of Landlord hereunder, except for liabilities that arose prior to such transfer and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest.


                         ARTICLE 29 DEFINITION OF TENANT

         29.1. The term "Tenant" as used in this Lease includes Tenant, its successors and permitted assigns and any person or entity claiming by, through or under Tenant. Any obligation of or restriction on Tenant imposed by this Lease shall apply equally to any subtenant or other occupant of the Premises or any portion thereof.


                          ARTICLE 30 PERSONAL LIABILITY

         30.1. Anything in this Lease to the contrary notwithstanding, the liability of Landlord to Tenant in the performance by Landlord of its obligations under this Lease and for any default by Landlord hereunder shall be limited to the interest of Landlord in the Premises, and/or the proceeds from the Premises and Tenant agrees to look solely to Landlord's interest in the Premises, and/or the proceeds from the Premises for the recovery of any judgment from Landlord, it being intended that neither Landlord nor Landlord's agents, shareholders, officers, directors, partners, principals (disclosed or non-disclosed) or Affiliates shall be personally liable for any judgment or deficiency.

         30.2. Anything in this Lease to the contrary notwithstanding, Landlord shall look solely to Tenant and Tenant's assets (and any guarantor or other entity liable hereunder by way of assignment or otherwise) for the recovery of any judgment obtained against Tenant in connection with this Lease, it being intended that Tenant's shareholders, officers, directors, partners, principals (disclosed or non-disclosed) or Affiliates (except to the extent that any such Affiliates become assignees or subtenants hereof) and any shareholders, officers, directors, partners, or principals (disclosed or non-disclosed) of any such Affiliates shall not be personally liable for any judgment or deficiency.


                  ARTICLE 31 COMPLIANCE WITH ENVIRONMENTAL LAWS

         31.1 Subject to the provisions of Section 2.2 above, Tenant agrees to comply with all Environmental Laws, and that no Hazardous Substances will be received, handled, generated, manufactured, produced, processed, treated, stored, released, placed, spilled, discharged, disposed of, or disbursed at, or otherwise caused to become situated at, on, under or about the Premises other than in compliance with Environmental Laws.

         31.2. Tenant shall hold Landlord harmless from and indemnify same against, and shall reimburse the same with respect to, any and all liabilities, reasonable costs and expenses incurred by, imposed upon or asserted against Landlord by reason of or in connection with any default by Tenant, beyond any applicable notice and cure period, of the terms of this Article 31 during the term of this Lease Agreement.


                           ARTICLE 32 RENEWAL OPTIONS

         32.1. Tenant may, at its option, extend the original Term for two (2) successive periods of five (5) years each. In the event that Tenant desires to renew this Lease, it shall give notice in writing to Landlord of its intention to renew the Lease at least six (6) months prior to the Termination Date and at least six (6) months prior to the expiration of the first renewal term, as the case may be. All of the terms and conditions of this Lease shall remain in effect during each of the renewal terms, except that the annual Base Rent payable during each of the renewal terms shall be as follows: (i) Four Hundred Fifty Thousand Dollars ($450,000) per annum during the first renewal term and
(ii) Five Hundred Thousand Dollars ($500,000) per annum during the second renewal term.


                          ARTICLE 33 OPTION TO PURCHASE

         33.1 Landlord hereby grants to the Affiliated Parties (as defined in Section 10.1(i)(a) hereof) and any successor tenant under Paragraph 10.1, , (collectively, the "Purchase Option Parties" and individually, a "Purchase Option Party") an option to purchase the Premises and Landlord Personalty at a purchase price equal to the Fair Market Value as of the date of such Purchase Option Party' Notice of Election (hereinafter defined). The Purchase Option Parties shall have the exclusive right, but not the obligation, to exercise this option at any time during the first five (5) years of the Term. In the event that a Purchase Option Party desires to exercise said option, such Purchase Option Party shall provide written notice to Landlord of its election ("Notice of Election") at least six (6) months before the fifth (5th) anniversary of the Commencement Date. The Notice of Election shall be deemed effective for all purposes on the date that such Purchase Option Party sends the Notice of Election (e.g., upon deposit with the United States Postal Service if sent by mail, or with an overnight carrier if sent by overnight mail, etc., as permitted under Article 22 herein).

         33.2 If any Purchase Option Party elects to exercise such option by providing Landlord with a Notice of Election, then, within thirty (30) days after the Notice of Election has been given, such Purchase Option Party and Landlord shall execute and deliver to each other a contract of sale, substantially in the form annexed hereto as Exhibit C ("Contract of Sale"), and within forty-five (45) days thereafter or as otherwise agreed to in the fully executed Contract of Sale, Landlord shall sell and transfer the Premises and all Landlord Personalty to such Purchase Option Party upon substantially the same terms and conditions specified in the Contract of Sale.

         33.3 The rights of the Purchase Option Parties under this Article 33 shall run with the land and shall be binding upon all successors and assigns of Landlord. Time is OF THE ESSENCE with respect to all of Landlord's obligations under this Article 33.



                            ARTICLE 34 MISCELLANEOUS

         34.1. Entire Agreement. This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, waive, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modifications, waiver, discharge or abandonment is sought.

         34.2. Jury Trial Waiver. To the extent permitted by law, Landlord and

Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

         34.3. Broker. Tenant and Landlord warrant and represent to each other that it has not dealt with any real estate broker or sales representative in connection with this Lease. Tenant and Landlord agree to indemnify, defend and hold harmless the other from and against all threatened or asserted claims, liabilities, costs or damages (including, without limitation, reasonable attorney's fees and disbursements) which may be asserted against or incurred by the indemnified party as a result of a breach of this warranty and representation. Subject to the full execution and delivery of this Lease, Landlord shall be responsible for the payment of a commission to Broker, pursuant to and subject to the terms and conditions of a separate agreement between Landlord and Broker. This representation shall survive the expiration or sooner termination of this Lease.

         34.4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

         34.5. Interpretation.

                  (i) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

                  (ii) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

                  (iii) This Lease shall not be strictly construed either against Landlord or Tenant, regardless of whether any provision thereof has been drafted by Landlord or Tenant (or their respective attorneys).

                  (iv) The headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

                  (v) The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and permitted assigns except as otherwise provided herein.

                  (vi) This Lease has been executed and delivered in the State of New York and shall be construed in accordance with the laws of the State of New York.

         34.6. Force Majeure. Except as expressly provided herein, whenever a period of time is herein prescribed for the taking of any action by either party, which action does not involve the payment of money or other monetary obligations, such period of time in which said party is obligated to perform shall be extended by any delays due to Excusable Delay.

         34.7. INTENTIONALLY OMITTED.

         34.8. Tenant's Authority. Tenant represents and warrants to Landlord that: (a) Tenant is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and has the power to own its property and assets and carry on its business in New York; (b) the execution of this Lease has been duly authorized and upon its full execution, this Lease constitutes the binding obligation of Tenant; and (c) the leasing of the Premises will not conflict with or result in a breach of any agreement to which Tenant is a party or by which it may be bound, or violate any Laws.

         34.9. Landlord's Authority. (a) Landlord is a limited liability company, duly organized, validly existing and in good standing under the laws of New York, and has the power to own its property and assets and carry on its business in New York; (b) the execution of this Lease has been duly authorized and upon its full execution, this Lease constitutes the binding obligation of Landlord; and (c) the leasing of the Premises will not conflict with or result in a breach of any agreement to which Landlord is a party or by which it may be bound, or violate any Laws.

         34.10. Cost of Litigation. Should it be necessary for Landlord or Tenant, because of a breach of the other of its obligations under this Lease, to commence any action or proceeding to enforce such party's rights and remedies as permitted herein, it is agreed that the prevailing party shall be entitled to recover its reasonable attorneys' fees from the non-prevailing party.

         34.11. Joint Draft of Agreement. For contract law purposes, this Lease shall be deemed to have been drafted jointly by both parties. No party shall be deemed to be the drafter of this Agreement and the terms of this Agreement shall not be construed as against one party or another.

         34.12 Governing Law. This Lease and each of the agreements and instruments executed and delivered pursuant thereto will be construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

         34.13 Counterparts/Facsimile Signature. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile shall be legal and binding and shall have the same force and effect as if an original executed copy of this Lease had been delivered

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.


                                            LANDLORD:

                                            KAMPNER REALTY, LLC

                                            By:    /s/ RONALD A. KAMPNER
                                                   ---------------------
                                            Name:  Ronald A. Kampner
                                            Title  Managing Member


                                            TENANT:

                                            FIVE STAR PRODUCTS, INC.


                                            By:   /s/ JOHN T. BELKNAP
                                                  -------------------
                                            Name: John T. Belknap
                                            Title:   President

                                                                   EXHIBIT C



                                TABLE OF CONTENTS

   PRELIMINARY STATEMENT..........................................................................................1
   ---------------------
   DEFINITIONS....................................................................................................1
   -----------
   ARTICLE 1 - DEMISE OF PREMISES; TERM; RENT; ADDITIONAL RENT....................................................6
   ARTICLE 2 - CONDITION OF PREMISES..............................................................................9
   ARTICLE 3 - USE................................................................................................9
   ARTICLE 4 - COMPLIANCE WITH LAWS...............................................................................9
   ARTICLE 5 - TAXES.............................................................................................10
   ARTICLE 6 - INTENTIONALLY OMITTED.............................................................................11
   ARTICLE 7 - LANDLORD'S RIGHT OF ENTRY.........................................................................11
   ARTICLE 8 - MAINTENANCE BY TENANT; OPERATING EXPENSES AND CAPITAL REPAIRS.....................................12
   ARTICLE 9 - ALTERATIONS.......................................................................................12
   ARTICLE 10 - ASSIGNMENT AND SUBLETTING........................................................................13
   ARTICLE 11 - SURRENDER........................................................................................16
   ARTICLE 12 - HOLDING OVER.....................................................................................16
   ARTICLE 13 -INTENTIONALLY OMITTED.............................................................................16
   ARTICLE 14 - QUIET ENJOYMENT..................................................................................17
   ARTICLE 15 - DEFAULT..........................................................................................17
   ARTICLE 16 - LANDLORD'S RIGHTS UPON TENANT'S DEFAULT..........................................................17
   ARTICLE 17 - SUBORDINATION AND ESTOPPELS......................................................................19
   ARTICLE 18 - DAMAGE BY FIRE OR OTHER CASUALTY.................................................................22
   ARTICLE 19 - MUTUAL WAIVER OF SUBROGATION.....................................................................23
   ARTICLE 20 - CONDEMNATION.....................................................................................24
   ARTICLE 21 - INTENTIONALLY OMITTED............................................................................25
   ARTICLE 22 - NOTICES..........................................................................................25
   ARTICLE 23 - NO WAIVER........................................................................................26
   ARTICLE 24 - INTENTIONALLY OMITTED............................................................................26
   ARTICLE 25 - INDEMNIFICATION; LIMITATIONS.....................................................................26
   ARTICLE 26 - INSURANCE........................................................................................27
   ARTICLE 27 - CONSTRUCTION LIENS...............................................................................28
   ARTICLE 28 - DEFINITION OF LANDLORD...........................................................................28
   ARTICLE 29 - DEFINITION OF TENANT.............................................................................28
   ARTICLE 30 - PERSONAL LIABILITY...............................................................................29
   ARTICLE 31 - COMPLIANCE WITH ENVIRONMENTAL LAWS...............................................................29
   ARTICLE 32 - RENEWAL OPTIONS..................................................................................29
   ARTICLE 33 - OPTION TO PURCHASE...............................................................................30
   ARTICLE 34 - MISCELLANEOUS....................................................................................30

Exhibit A.........Legal Description of the Land
Exhibit B.........Independent Appraiser(s)' Appraisal Report(s)
Exhibit C.........Contract of Sale

Schedule 1........Landlord Personalty
Schedule 2........Tenant Personalty
Schedule 3........Mortgages and Ground Leases


                                    Exhibit A

                          Legal Description of the Land

                                                           Exhibit B

                  Independent Appraiser(s)' Appraisal Report(s)

                                    Exhibit C

                                Contract of Sale

                                   Schedule 1

                               Landlord Personalty

                                   Schedule 2

                                Tenant Personalty



All items specified on Exhibit 1.1(a)(i) of the Asset Purchase Agreement between Five Star Products, Inc. ("Five Star") and Right-Way Dealer Warehouse, Inc. ("Rightway"), dated as of March 13, 2007, and any other assets transferred from Rightway to Five Star pursuant to such Asset Purchase Agreement, which shall become the property of Five Star pursuant to the terms of such Asset Purchase Agreement but subject to the closing of the transactions contemplated thereby.

                                   Schedule 3

                           Mortgages and Ground Leases

                                Contract of Sale



                                     between



                         KAMPNER REALTY, LLC ("Seller")



                                       and



                     FIVE STAR PRODUCTS, INC. ("Purchaser")



                             dated ________________









                                    Premises:

         .........Street Address:   1202 Metropolitan Avenue
         .........City or Town:             Brooklyn, New York
         .........County:           Kings
         .........State:                    New York


                                Table of Contents


   Section 1..................................................................Sale of Premises and Acceptable Title
   ...............................................................................................................1
   Section 2.Purchase Price, Acceptable Funds, Existing Mortgages, Purchase Money Mortgage, Escrow of Downpayment and
             Foreign Persons......................................................................................2
   Section 3............................................................................................The Closing
   ................................................................................................................4
   Section 4...............................................................Representations and Warranties of Seller
   ................................................................................................................4
   Section 5...........................................Acknowledgments, Representations and Warranties of Purchaser
   ................................................................................................................6
   Section 6......................................................................Seller's Obligations as to Leases
   ................................................................................................................6
   Section 7..........................................................................Responsibility for Violations
   ................................................................................................................7
   Section 8....................................................................Destruction, Damage or Condemnation
   ................................................................................................................7
   Section 9....................................................................................Covenants of Seller
   ................................................................................................................7
   Section 10..........................................................................Seller's Closing Obligations
   ................................................................................................................8
   Section 11.......................................................................Purchaser's Closing Obligations
   ...............................................................................................................10
   Section 12........................................................................................Apportionments
   ...............................................................................................................10
   Section 13......................Objections to Title, Failure of Seller or Purchaser to Perform and Vendee's Lien
   ...............................................................................................................11
   Section 14................................................................................................Broker
   ...............................................................................................................12
   Section 15...............................................................................................Notices
   ..............................................................................................................12
   Section 16...............Limitations on Survival of Representations, Warranties, Covenants and other Obligations
   ..............................................................................................................13
   Section 17..................................................................................Due Diligence Period
   ..............................................................................................................13
   Section 18..............................................................................Miscellaneous Provisions
   ..............................................................................................................14



   Contract of Sale--Office, Commercial and Multi-Family Residential Premises


         CONTRACT ("Contract") dated as of ________________ between KAMPNER REALTY, LLC ("Seller") and FIVE STAR PRODUCTS, INC. ("Purchaser") (or its permitted assignee).

         WHEREAS, Seller and Purchaser have entered into a lease agreement between them for the lease of the land and building located at 1202 Metropolitan Avenue, Brooklyn, New York, dated as of March 15, 2007 (the "Lease"); and

         WHEREAS, pursuant to Article 33 of the Lease, the Purchase Option Parties (as defined in the Lease) have the right to purchase the Premises upon the terms and conditions contained therein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, Seller and Purchaser hereby covenant and agree as follows:

Sale of Premises and Acceptable Title

                    Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this contract: (a) the parcel of land more particularly described in Schedule A attached hereto, have a Tax Block and Lot designation of Block 2945, Lot 18. ("Land"); (b) all buildings and improvements now or hereafter situated on the Land (collectively, "Building"); (c) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; (d) the appurtenances and all the estate and rights of Seller in and to the Land and Building; and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building or used in connection with the management, maintenance or operation of the Land and Building, and all guarantees, licenses, approvals, certificates, permits and warranties, if any in the possession of Seller relating to the Land and Building (all of the foregoing hereafter collectively referred to as the "Premises"). For purposes of this contract, "appurtenances" shall include all right, title and interest of Seller in and to (i) the leases for space in the Building, and all guarantees thereof, and any leases permitted to be entered into by Seller between the date of this contract and the Closing (as hereinafter defined); (ii) the Service Contracts (as hereinafter defined); (iii) plans, specifications, architectural and engineering drawings, prints, surveys, soil and substrata studies relating to the Land and the Building in Seller's possession; (iv) all operating manuals and books, data and records regarding the Land and the Building and its component systems in Seller's possession; (v) all licenses, permits, certificates of occupancy and other approvals issued by any state, federal or local authority relating to the use, maintenance or operation of the Land and the Building to the extent that they may be transferred or assigned; (vi) all warranties or guaranties, if any, applicable to the Building, to the extent such warranties or guaranties are assignable; and (vii) all tradenames, trademarks, servicemarks, logos, copyrights and good will relating to or used in connection with the operation of the Land and the Building. The Premises are located at or known as 1202 Metropolitan Avenue, Brooklyn, New York 11237.

                    At the Closing (as hereinafter defined), Seller shall convey and Purchaser shall accept fee simple title to the Premises in accordance with the terms of this contract, subject only to: (a) the matters set forth in Schedule B attached hereto (collectively, "Permitted Exceptions"); and (b) such other matters as (i) any title insurer licensed to do business by the State of New York shall be willing, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises and (ii) shall be accepted by any lender which has committed in writing to provide mortgage financing to Purchaser for the purchase of the Premises ("Purchaser's Institutional Lender").

                    Seller and Purchaser hereby specifically agree that the Premises shall be conveyed free and clear of all liens, mortgages, and encumbrances of any nature whatsoever except for the Permitted Exceptions.

Purchase Price, Acceptable Funds, Existing Mortgages, Purchase Money Mortgage, Escrow of Downpayment and Foreign Persons

                    The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Premises shall be [$_______________], which is the Fair Market Value of the Premises, as previously agreed to between the parties pursuant to the terms of the Lease.

                    All monies payable under this contract, unless otherwise specified in this contract, shall be paid at the Closing by (a) certified or bank checks of Purchaser drawn on any bank or trust company having a banking office in the City of New York or (b) official bank checks drawn by any banking institution, payable to the order of Seller, except that uncertified checks of Purchaser payable to the order of Seller up to the amount of the greater of [$5,000] and one-half of one percent (.5%) of the Purchase Price shall be acceptable for sums payable to Seller at the Closing, or (c) with respect to the portion of the Purchase Price payable at the Closing, at Seller's election, by wire transfer of immediately available funds to an account designated by Seller not less than three business days prior to the Closing.

                   Intentionally omitted

                   Intentionally omitted.

                   a) If any sums paid on account of the Purchase Price prior to the Closing (collectively, "Downpayment") are paid by check or checks drawn to the order of and delivered to Seller's attorney or another escrow agent ("Escrowee"), the Escrowee shall hold the proceeds thereof in escrow in a special bank account (or as otherwise agreed in writing by Seller, Purchaser and Escrowee) until the Closing or sooner termination of this contract and shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee need not hold such proceeds in an interest-bearing account, but if any interest is earned thereon, such interest shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties shall be furnished to Escrowee upon request. At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of such amount, Escrow shall give written notice to the other party of such demand. If Escrowee does not receive a written objection from the other party to the proposed payment within 10 business days after the giving of such notice, Escrowee is hereby authorized to make such payment. If Escrowee does receive such written objection within such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the Supreme Court of the county in which the Land is located. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

                           The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrowee.

                           Escrowee has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

                           If Escrowee is Purchaser's attorney, Escrowee or any member of its firm shall be permitted to act as counsel for Purchaser in any dispute as to the disbursement of the Downpayment or any other dispute between the parties whether or not Escrowee is in possession of the Downpayment and continues to act as Escrowee.

                           Escrowee may act or refrain from acting in respect of any matter referred to in this ss.2.05 in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

                    In the event that Seller is a "foreign person", as defined in Internal Revenue Code Section 1445 and regulations issued thereunder (collectively, the "Code Withholding Section"), or in the event that Seller fails to deliver the certification of non-foreign status required under ss.10.12(c), or in the event that Purchaser is not entitled under the Code Withholding Section to rely on such certification, Purchaser shall deduct and withhold from the Purchase Price a sum equal to ten percent (10%) thereof and shall at Closing remit the withheld amount with Forms 8288 and 8288A or any successors thereto) to the Internal Revenue Service; and if the cash balance of the Purchase Price payable to Seller at the Closing after deduction of net adjustments, apportionments and credits (if any) to be made or allowed in favor of Seller at the Closing as herein provided is less than ten percent (10%) of the Purchase Price, Seller shall immediately remit such difference to Purchaser for the purposes consistent with this Section 2.03.

                    FINANCING CONTINGENCY. This Contract is subject to the ability of the Purchaser, at his its expense, within forty-five (45) days of the execution of this contract, to obtain a financing commitment from a commercial lender in the sum of [$___________] payable over a period of not less than 30 years, with the interest to be at the rate prevailing at the time of Closing. Said financing shall be either fixed or adjustable in interest rate. Should Purchaser fail to obtain a firm financing commitment within the allotted time, then Purchaser, on due written notice to Seller, may extend the period to obtain financing by an additional fifteen (15) days or may cancel this contract. If Purchaser is unable to obtain a firm financing commitment pursuant hereto and elects to cancel this Contract, Purchaser shall provide Seller with written notice of cancellation together with a copy of the rejection or declination letter from a lending institution. Upon receipt of such notice of cancellation, the Seller shall promptly return all monies paid hereunder to the Purchaser and this contract shall then be rendered null and void and of no further force and effect.

The Closing

                    Except as otherwise provided in this contract, the closing of title pursuant to this contract ("Closing") shall take place on or about forty-five (45) days after the execution and delivery of this Contract by and to Seller and Purchaser [TIME BEING OF THE ESSENCE as to Seller], provided that if such forty-fifth (45th) date is a Saturday, Sunday or legal holiday, the Closing shall take place on the next business day (the date of the Closing being herein referred to as "Closing Date"). The Closing shall take place at ______a.m./pm at the offices of Purchaser's attorneys or at the office of Purchaser's lender's attorney, provided that such offices are within the County of New York or Kings.

Representations and Warranties of Seller

         Seller represents and warrants to Purchaser as follows:

                    Unless otherwise provided in this contract, Seller is the sole owner, in fee simple, of the Premises and has the full right, power and authority to sell, convey and transfer the same in accordance with the terms of this Contract. The Premises is not encumbered by any tenancies except for the Lease between Seller and Purchaser.

                    If the Premises are encumbered by an Existing Mortgage(s), no written notice has been received from the Mortgagee(s) asserting that a default or breach exists thereunder which remains uncured and no such notice shall have been received and remain uncured on the Closing Date. If copies of documents constituting the Existing Mortgage(s) and note(s) secured thereby have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals and the Existing Mortgage(s) and note(s) secured thereby have not been modified or amended except as shown in such documents.

                   There are no leases affecting the Premises except for the Lease, and any permitted subleases or assignments thereof.

                    Neither the Premises nor any part thereof is subject to the New York City Rent Stabilization Law.

                    Neither the Premises nor any part thereof is subject to the New York City Emergency Rent and Rehabilitation Law.

                    If an insurance schedule is attached hereto, such schedule lists all insurance policies presently affording coverage with respect to the Premises, and the information contained therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof.

                    Intentionally omitted.

                    If a schedule of service, maintenance, supply and management contracts ("Service Contracts") is attached hereto, such schedule lists all such contracts affecting the Premises, and the information set forth therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof.

                    If a copy of a certificate of occupancy for the Premises has been exhibited to and initialed by Purchaser or its representative, such copy is a true copy of the original and such certificate has not been amended, but Seller makes no representation as to compliance with any such certificate.

                    The assessed valuation and real estate taxes set forth in Schedule C, if any, are the assessed valuation of the Premises and the taxes paid or payable with respect thereto for the fiscal year indicated in such schedule. Except as otherwise set forth in Schedule C, there are no tax abatements or exemptions affecting the Premises.

                    Intentionally omitted.

                    Seller has no actual knowledge that any incinerator, boiler or other burning equipment on the Premises is being operated in violation of applicable law. If copies of a certificate or certificates of operation therefor have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals.

                    Except as otherwise set forth in Schedule C, Seller has no actual knowledge of any assessment payable in annual installments, or any part thereof, which has become a lien on the Premises.

                    Seller is not a "foreign person" as defined in the Code Withholding Section (FIRPTA).

                    Seller is a New York limited liability company that has been duly organized and is validly and presently existing in good standing under the laws of the state of its formation.

                    Seller has taken all necessary action to authorize the execution, delivery and performance of this contract and has the power and authority to execute, deliver and perform this contract and consummate the transaction contemplated hereby. Assuming due authorization, execution and delivery by each other party hereto, this contract and all obligations of Seller hereunder are the legal, valid and binding obligations of Seller, enforceable in accordance with the terms of this contract, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    The execution and delivery of this contract and the performance of its obligations hereunder by Seller will not conflict with any provision of any law or regulation to which Seller is subject or any agreement or instrument to which Seller is a party or by which it is bound or any order or decree applicable to Seller or result in the creation or imposition of any lien on any of Seller's assets or property which would materially and adversely affect the ability of Seller to carry out the terms of this contract. Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery or performance by Seller of this contract.

                    There are no pending proceedings or appeals to correct or reduce the assessed valuation of the Premises, and to Seller's knowledge, there is no litigation pending or threatened against Seller relating to the Premises that would reasonably be expected to materially adversely affect the Premises or Seller's ability to perform pursuant to the terms of this Agreement

                    To Seller's knowledge, there is no pending or threatened condemnation of all or any material part of the Premises. Seller shall give Purchaser written notice of any such proceeding or action of which it becomes aware.

                    Seller has not granted to any person or entity any right of first refusal or option to acquire the Premises or any part thereof or any interest therein, except for the option to purchase granted to Purchaser pursuant to the terms of the Lease.

                    For purposes of this Section, the phrase to Seller's knowledge" shall mean the actual knowledge of________________ without any special investigation.

                    The representations and warranties made by Seller in this contract shall be deemed restated and shall be true and accurate on the Closing Date.



Acknowledgments, Representations and Warranties of Purchaser

         Purchaser acknowledges that:

                    Purchaser has inspected the Premises, is fully familiar with the physical condition and state of repair thereof, and, subject to the provisions of ss.7.01, ss.8.01, and ss.9.04, shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

                    Before entering into this contract, Purchaser has made such examination of the Premises, the operation, income and expenses thereof and all other matters affecting or relating to this transaction as Purchaser deemed necessary. In entering into this contract, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this contract, whether or not any such representations, warranties or statements were made in writing or orally.

Purchaser represents and warrants to Seller that:
                    The funds comprising the Purchase Price to be delivered to Seller in accordance with this contract are not derived from any illegal activity.

                    Purchaser has taken all necessary action to authorize the execution, delivery and performance of this contract and has the power and authority to execute, deliver and perform this contract and the transaction contemplated hereby. Assuming due authorization, execution and delivery by each other party hereto, this contract and all obligations of Purchaser hereunder are the legal, valid and binding obligations of Purchaser, enforceable in accordance with the terms of this contract, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    The execution and delivery of this contract and the performance of its obligations hereunder by Purchaser will not conflict with any provision of any law or regulation to which Purchaser is subject or any agreement or instrument to which Purchaser is a party or by which it is bound or any order or decree applicable to Purchaser or result in the creation or imposition of any lien on any of Purchaser's assets or property which would materially and adversely affect the ability of Purchaser to carry out the terms of this contract. Purchaser has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery or performance by Purchaser of this contract.

Seller's Obligations as to Leases

                    Seller hereby represents and warrants that there are no leases for space in, on or under the Premises except for the Lease.

Responsibility for Violations

                   Except as provided in ss.7.02 and ss.7.03, all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this contract by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Premises and all liens which have attached to the Premises prior to the Closing pursuant to the Administrative Code of the City of New York, if applicable, shall be removed or complied with by Seller. If such removal or compliance has not been completed prior to the Closing, Seller shall pay to Purchaser at the Closing the reasonably estimated unpaid cost to effect or complete such removal or compliance, and Purchaser shall be required to accept title to the Premises subject thereto, except that Purchaser shall not be required to accept such title and may terminate this contract as provided in ss.13.02 if (a) Purchaser's Institutional Lender reasonably refuses to provide financing by reason thereof or
          (b) the Building is a multiple dwelling and either (i) such violation is rent impairing and causes rent to be unrecoverable under Section 302-a of the Multiple Dwelling Law or (ii) a proceeding has been validly commenced by tenants and is pending with respect to such violation for a judgment directing deposit and use of rents under
          Article 7-A of the Real Property Actions and Proceedings Law. All such notes or notices of violations noted or issued on or after the date of this contract shall be the sole responsibility of Purchaser.

                    Intentionally omitted.

                    Regardless of whether a violation has been noted or issued prior to the date of this contract, Seller's failure to remove or fully comply with any violations which a tenant is required to remove or comply with pursuant to the terms of its lease by reason of such tenant's use or occupancy shall not be an objection to title. Purchaser shall accept the Premises subject to all such violations without any liability of Seller with respect thereto or any abatement of or credit against the Purchase Price, except that if Purchaser's Institutional Lender reasonably refuses to provide financing by reason of a violation described above, Purchaser shall not be required to accept the Premises subject thereto and Purchaser shall have the right to terminate this contract in the manner provided in ss.13.02.

                    If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Premises or liens have attached thereto.

Destruction, Damage or Condemnation

                    The provisions of Section 5-1311 of the General Obligations Law shall apply to the sale and purchase provided for in this contract.

Covenants of Seller

         Seller covenants that between the date of this contract and the
Closing:

                    The Existing Mortgage(s) shall not be amended or supplemented. Seller shall pay or make, as and when due and payable, all payments of principal and interest and all deposits required to be paid or made under the Existing Mortgage(s).

                    Seller shall not modify or amend any Service Contract or enter into any new service contract unless the same is terminable without penalty by the then owner of the Premises upon not more than 30 days' notice.

                    Except for contracts that will not be binding upon Purchaser, Seller will not enter into any contracts relating to the Premises without Purchaser's consent.

                    If an insurance schedule is attached hereto, Seller shall maintain in full force and effect until the Closing the insurance policies described in such schedule or renewals thereof for no more than one year of those expiring before the Closing.

                    No fixtures, equipment or personal property included in this sale shall be removed from the Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

                    Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

                    Seller shall allow Purchaser or Purchaser's representatives access to the Premises, and to other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

                   Seller will not voluntarily mortgage, encumber, transfer, option or otherwise act so as to adversely affect the state of title to, or marketability of title to, the Premises as required to be conveyed pursuant to the provisions of Section 1.02 hereof. Except for contracts that will not be binding upon Purchaser, Seller will not enter into any contracts relating to the Premises without Purchaser's consent.

Seller's Closing Obligations

         At the Closing, Seller shall deliver the following to Purchaser:

                    A statutory form of Bargain And Sale Deed With Covenant Against Grantor's Acts, containing the covenant required by Section 13 of the Lien Law, and properly executed in proper form for recording so as to convey the title required by this contract together with a bill of sale for all personal property and equipment included in the sale, which personal property and equipment is valued at $1.00 for the purposes of this Contract.

                    Intentionally omitted.

                    A schedule of all security deposits, if any.

                    Intentionally Omitted.

                    All Service Contracts initialed by Purchaser and all others in Seller's possession which are in effect on the Closing Date and which are assignable by Seller.

                    An assignment to Purchaser, without recourse or warranty, of all of the interest of Seller in those Service Contracts, insurance policies, certificates, permits and other documents to be delivered to Purchaser at the Closing which are then in effect and are assignable by Seller.

                    Evidence in documentary form that any then existing mortgages and encumbrances on the Premises which are not Permitted Exceptions have been paid and discharged in full as of the Closing Date.

                    An assignment of all Seller's right, title and interest in escrow deposits for real estate taxes, insurance premiums and other amounts, if any, then held by the Mortgagee(s).

                    All original insurance policies with respect to which premiums are to be apportioned or, if unobtainable, true copies or certificates thereof.

                    To the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

                    Such affidavits and other documentary evidence as Purchaser's title company shall reasonably require in order for such title company to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name, and to issue its owner's policy of title insurance to Purchaser subject only to the Permitted Exceptions and such other instruments as are reasonably required by the title insurance company and are customarily furnished in connection with the closing of title.

                    (a) Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof, and (b) a certification of non-foreign status, in form required by the Code Withholding Section, signed under penalty of perjury. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request.

                    To the extent they are then in Seller's possession, copies of current painting and payroll records. Seller shall make all other Building and tenant files and records available to Purchaser for copying, which obligation shall survive the Closing.

                    Intentionally omitted.

                    Intentionally omitted.

                    If Seller is a corporation and if required by Section 909 of the Business Corporation Law, a resolution of Seller's board of directors authorizing the sale and delivery of the deed and a certificate executed by the secretary or assistant secretary of Seller certifying as to the adoption of such resolution and setting forth facts showing that the transfer complies with the requirements of such law. If Seller is a limited liability company, a consent signed by the members of Seller authorizing the sale and delivery of the deed. The deed referred to in ss.10.01 shall also contain a recital sufficient to establish compliance with such law.

                    Possession of the Premises in the condition required by this contract and keys therefor.

                    A blanket assignment, without recourse or representation, of all Seller's right, title and interest, if any, to all contractors', suppliers', materialmen's and builders' guarantees and warranties of workmanship and/or materials in force and effect with respect to the Premises on the Closing Date and a true and complete copy of each thereof.

                    Intentionally omitted.

                    A certificate of Seller confirming that the warranties and representations of Seller set forth in this contract are true and complete on and as of the Closing Date (the statements made in such certificate shall be subject to the same limitations on survival as are applicable to Seller's representations and warranties under ss.4).

                    An affidavit pursuant to Section 1445 of the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA).

                    Any other documents required by this contract to be delivered by Seller.

Purchaser's Closing Obligations

         At the Closing, Purchaser shall:

                    Deliver to Seller checks or wire transfer of immediately available federal funds to Seller, in payment of the portion of the Purchase Price payable at the Closing, as adjusted for apportionments under Section 12, plus the amount of escrow deposits, if any, assigned pursuant to ss.10.08.

                    Intentionally omitted.

                    Intentionally omitted.

                    Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing.

                    Intentionally omitted.

                    Deliver to Seller a certificate confirming that the warranties and representations of Purchaser set forth in this contract are true and complete as of the Closing Date.

                    Deliver any other documents required by this contract to be delivered by Purchaser.

Apportionments

                    The following apportionments shall be made between the parties at the Closing as of the close of business on the day prior to the Closing Date:

                  prepaid rents and Additional Rents (as defined in ss.12.03) and revenues, if any, from telephone booths, vending machines and other income-producing agreements;

                  intentionally omitted;

                  real estate taxes, water charges and sewer rents, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Premise, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available;

                  wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed at the Premises, whose employment was not terminated at or prior to the Closing;

                  value of fuel stored on the Premises, at the price then charged by Seller's supplier, including any taxes;

                  charges under transferable Service Contracts or permitted renewals or replacements thereof;

                  permitted administrative charges, if any, on tenants' security deposits;

                  dues to rent stabilization associations, if any;

                  insurance premiums on transferable insurance policies listed on a schedule hereto or permitted renewals thereof;

                  intentionally omitted; and

                  any other items listed in Schedule C.

         If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. An discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected, which obligations shall survive the Closing.

                    Intentionally omitted.

                    Intentionally omitted.

Objections to Title, Failure of Seller or Purchaser to Perform and Vendee's Lien

                    Purchaser shall promptly order an examination of title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournment or adjournments of the Closing for up to 30 days or until the expiration date of any written commitment of Purchaser's Institutional Lender delivered to Purchaser prior to the scheduled date of Closing, whichever occurs first [TIME BEING OF THE ESSENCE] to remove any defects in or objections to title noted in such title report and any other defects or objections which may be disclosed on or prior to the Closing Date.

                    If Seller shall be unable to convey title to the Premises at the Closing in accordance with the provisions of this contract or if Purchaser shall have any other grounds under this contract for refusing to consummate the purchase provided for herein, Purchaser, nevertheless, may elect to accept such title as Seller may be able to convey with a credit against the monies payable at the Closing equal to the reasonably estimated cost to cure the same, but without any other credit or liability on the part of Seller. If Purchaser shall not so elect, Purchaser may terminate this contract and the sole liability of Seller shall be to refund the Downpayment, if any, to Purchaser and to reimburse Purchaser for the net cost of title examination, but not to exceed the net amount charged by Purchaser's title company therefor without issuance of a policy, and the net cost of updating the existing survey of the Premises or the net cost of a new survey of the Premises if there was no existing survey or the existing survey was not capable of being updated and a new survey was required by Purchaser's Institutional Lender. Upon such refund and reimbursement, this contract shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than any arising under Section 14.

                    Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, including any mortgages on the Premises, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Purchaser on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record. Upon request made a reasonable time before the Closing, Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and otherwise complying with ss.2.02. If Purchaser's title insurance company is willing to insure both Purchaser and Purchaser's Institutional Lender, if any, that such charges, liens and encumbrances will not be collected out of or enforced against the Premises, then, unless Purchaser's Institutional Lender reasonably refuses to accept such insurance in lieu of actual payment and discharge, Seller shall have the right, in lieu of payment and discharge to deposit with the title insurance company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure. In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed so to insure shall not be considered objections to title.

                    If Purchaser shall default in the performance of its obligation under this contract to purchase the Premises, the sole remedy of Seller shall be to retain the Downpayment, if any, as liquidated damages for all loss, damage and expense suffered by Seller, including without limitation the loss of its bargain.

                    Purchaser shall have a vendee's lien against the Premises for the amount of the Downpayment, but such lien shall not continue after default by Purchaser under this contract.

Broker

                    The parties acknowledge that this contract was brought about by direct negotiation between Seller and Purchaser and that neither Seller nor Purchaser knows of any broker entitled to a commission in connection with this transaction. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this contract.

Notices

                    All notices under this contract shall be in writing and shall be delivered personally (as evidenced by a signed receipt) or shall be sent by prepaid registered or certified mail, with return receipt requested, or by prepaid overnight courier with receipt acknowledged, addressed as follows, or as Seller or Purchaser shall otherwise have given notice as herein provided:

         To Seller:                 Kampner Realty, LLC
                                    16 Mt. Ebo Road South
                                    Brewster, New York, 10509

                                    With a copy to:

                                    Christopher E. Chang, Esq.
                                    140 Broadway, 46th Floor
                                    New York, New York 10005
                                    (212) 208-1470; (212) 208-1468 (fax)


         To Purchaser:              Five Star Products, Inc.
                                    10 East 40th Street, Suite 3110
                                    New York, New York 10016

                                    With a copy to:

                                    Day Pitney LLP
                                    7 Times Square
                                    New York, New York 10036
                                    Attn:  Frank Lawatsch

All notices shall be effective upon receipt, and if such delivery is rejected, such rejection of delivery shall be considered receipt. Either party may at any time change its address for notices hereunder by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. Notice from a party's legal counsel may be sent on behalf of such party.

Limitations on Survival of Representations, Warranties, Covenants and other Obligations

                    Except as otherwise provided in this contract, no representations, warranties, covenants or other obligations of Seller set forth in this contract shall survive the Closing, and no action based thereon shall be commenced after the Closing. The representations, warranties, covenants and other obligations of Seller set forth in ss.4.03, ss.6.01 and ss.6.02 shall survive until the date which is six months after the Closing Date), and no action based thereon shall be commenced after the Limitation Date.

                    The delivery of the deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this contract to survive the Closing.

Due Diligence Period

                    During the period (the "Due Diligence Period") commencing on the date hereof and ending at 5:00 P.M. Eastern Standard Time on the 30th day following the date hereof, Purchaser shall have the right to have the Premises inspected during reasonable hours, after reasonable notice to Seller, and to obtain the following inspection reports with respect to the Premises, at Purchaser's sole cost and expense:

                  An inspection and report (the "Environmental Report") from a licensed environmental inspection laboratory or a licensed engineer (the "Inspection Company") with respect to the presence or absence of hazardous or toxic substances or conditions at the Premises including, without limitation, asbestos, polychlorinated biphenyls, petroleum products and those hazardous substances defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. and all amendments thereto, including, without limitation, the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., and the rules and regulations promulgated thereunder; New York State Environmental Liability Review Act, New York Environmental Conservation Law (ECL) ss.ss.8-0101 et seq.; and the New York State Water Pollution Control Act, ECL ss.ss. 17-0101 et seq., (collectively, "Hazardous Substances") , on the Premises; and

                  An inspection and report (the "Engineering Report") from a licensed engineer and other appropriate professionals (collectively, the "Engineer") with respect to the structural and physical condition of the Premises, all mechanical systems and utilities servicing the Premises, curtain walls, roofs, wells, septic and drainage systems, and compliance with the Americans with Disabilities Act (collectively, "Building Conditions").

                    Purchaser shall cause copies of the Environmental Report and Engineering Report (collectively, the "Reports") to be delivered to Seller prior to the expiration of the Due Diligence Period. Purchaser may elect to cancel this contract, by written notice (the "Termination Notice") to Seller delivered on or before the last day of the Due Diligence Period, if (i) the Environmental Report states that there are Hazardous Substances on the Premises or (ii) the Engineering Report states that there are defects in the Building Conditions (a "Defective Condition") and, in the best professional judgment of the Engineer, such Defective Condition(s) will cost in excess of [$50,000] to correct.

                    During the Due Diligence Period, Seller agrees to cooperate in all reasonable respects with Purchaser and agrees to make available to Purchaser and its agents all of the books, files and records relating to the Premises which are in the possession or under the control of Seller.

                    Purchaser hereby indemnifies and agrees to defend and hold Seller harmless from all loss, cost (including, without limitation, reasonable attorneys' fees), claim or damage caused by the inspection of the Premises by Purchaser, its agents, consultants or representatives.

                     In the event Purchaser shall (i) fail to have the Premises inspected prior to the expiration of the Due Diligence Period, (ii) fail to deliver a copy of the Reports to Seller prior to the expiration of the Due Diligence Period or (iii) fail to give the Termination Notice prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have waived the right to cancel this contract as provided in ss.17.02.

Miscellaneous Provisions

                     No permitted assignment of Purchaser's rights under this contract shall be effective against Seller unless and until an executed counterpart of the instrument of assignment shall have been delivered to Seller and Seller shall have been furnished with the name and address of the assignee. The term "Purchaser" shall be deemed to include the assignee under any such effective assignment.

                    This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this contract. Neither this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                    This contract shall be governed by, and construed in accordance with, the law of the State of New York.

                    The captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

                    This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

                    This contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

                    As used in this contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

                    If the provisions of any schedule or rider to this contract are inconsistent with the provisions of this contract, the provisions of such schedule or rider shall prevail. Set forth in Schedule D is a list of any and all schedules and riders which are attached hereto but which are not listed in the Table of Contents.

         IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date first above written.



                                                     Seller:

                                            KAMPNER REALTY, LLC

                                            By:________________________________
                                            Name:
                                            Title:




                                                     Purchaser:

                                            FIVE STAR PRODUCTS, INC.

                                            By:_____________________________
                                            Name:
                                            Title:


Receipt by Escrowee

The undersigned Escrowee hereby acknowledges receipt of $_____________, by check subject to collection, to be held in escrow pursuant to ss. 2.05.

                                                     --------------------------

                                   Schedule A


                             DESCRIPTION OF PREMISES


         (to be attached separately and to include tax map designation)

                                   Schedule B


                              PERMITTED EXCEPTIONS


         1. Zoning regulations and ordinances which are not violated by the existing structures or present use thereof and which do not render title uninsurable, and which will not be violated by continuing the same use and same said structures. In the event that any of the foregoing are violated, same shall not be deemed an objection to title provided a title company will insure that said structures may remain in their present location undisturbed, as long as the same shall stand.

         2. Intentionally omitted.

         3. Intentionally omitted.

         4. The lease between Seller and Purchaser, dated as of March 15, 2007, and any permitted sublease or assignment thereof.

         5. Unpaid installments of real estate taxes or assessments that are a lien but are not due and payable on or before the Closing Date.

         6. Intentionally omitted.

         7. (a) Rights, if any, of utility or cable companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Premises, provided that none of such rights imposes any monetary obligation on the owner of the Premises.

                  (b) Encroachments of stoops, areas, cellar steps, trim cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Premises over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Premises, all of which are shown on the survey obtained by Purchaser pursuant hereto.

                  (c) Intentionally omitted.

                  (d) Any state of facts that an accurate survey would disclose, provided that such facts do not render title unmarketable.

         8. Any other covenants, easements, agreements, restrictions, reservations, grants and consents of record as of the date hereof that are shown on the title commitment obtained by Purchaser.

                                   Schedule C


                          ASSESSED VALUATION AND TAXES

                                   Schedule D


                           LIST OF SCHEDULES AND RIDER